SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Apogee Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 8, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Apogee’s headquarters, 4400 West 78th Street, Suite 520, Minneapolis, Minnesota, commencing at 9:30 a.m. Central Daylight Time on Thursday, June 21, 2012. The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting.

We hope that you will be able to attend the meeting, and we look forward to seeing you. Even if you plan to attend the meeting, we urge you to vote your shares either by Internet or mail as promptly as possible so your shares will be represented at the annual meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the annual meeting. If you received paper copies of our proxy materials, instructions on the two ways to vote your shares can be found on the enclosed proxy form. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 20, 2012. If you attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Joseph F. Puishys	Bernard P. Aldrich
Chief Executive Officer	Chair of the Board

APOGEE ENTERPRISES, INC.

4400 West 78th Street

Suite 520

Minneapolis, Minnesota 55435

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 21, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held at Apogee’s headquarters, 4400 West 78th Street, Suite 520, Minneapolis, Minnesota, commencing at 9:30 a.m. Central Daylight Time on Thursday, June 21, 2012 for the following purposes:

1.	Election of three Class II directors for three-year terms ending in the year 2015 and one Class III director for a one-year term ending in 2013;

2.	Advisory approval of Apogee’s executive compensation;

3.	Approval of the Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan;

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 2, 2013; and

5.	Transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed May 2, 2012 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2012 proxy statement and our fiscal 2012 Annual Report to Shareholders online. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 21, 2012: Our 2012 Proxy Statement and our Fiscal 2012 Annual Report to Shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Patricia A. Beithon

General Counsel and Corporate Secretary

Minneapolis, Minnesota

May 8, 2012

PROXY STATEMENT

i

ii

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 21, 2012

The Board of Directors of Apogee Enterprises, Inc. (“Apogee” or the “Company”) is soliciting proxies for use at our annual meeting of shareholders to be held on Thursday, June 21, 2012, and at any adjournment of the meeting. We are first making the proxy statement and form proxy card and voting instructions available to our shareholders on or about May 9, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include election of directors; advisory approval of Apogee’s executive compensation (the “Say on Pay Proposal”); approval of the Apogee Enterprises, Inc. 2012 Management Incentive Plan (the “2012 Executive MIP Proposal”); and ratification of the appointment of our independent registered public accounting firm.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our fiscal 2012 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the annual meeting on the Internet.

Who is entitled to vote at the meeting?

The Board of Directors has set May 2, 2012 as the record date for the annual meeting. If you were a shareholder of record at the close of business on May 2, 2012, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 28,283,669 shares of common stock, par value $0.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, 28,283,669 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting;

•	you have properly submitted a proxy via the Internet or by mail, even if you abstain from voting on one or more matters; or

•

you hold your shares in street name (as discussed below) and you did not provide voting instructions to your broker and your broker uses its discretionary authority to vote your shares on the ratification of the independent registered public accounting firm.

How do I vote my shares?

Your vote is important. Because many shareholders do not attend the meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record, you can give a proxy to be voted at the meeting in either of the following ways:

•	electronically via the Internet by following the “Vote by Internet” instructions on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card; or

•	by completing, signing and mailing the proxy card (if you received paper copies of our proxy materials).

The Internet voting procedure has been set up for your convenience. The procedure has been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy via the Internet, please refer to the specific instructions provided on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card. If you received paper copies of our proxy materials and wish to submit your proxy by mail, please return your signed proxy card in the enclosed postage-paid envelope to us before the annual meeting. If you are an employee and received our proxy statement and 2012 Annual Report to Shareholders electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the meeting electronically via the Internet as described under “How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?” on page 3.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or other nominee how to vote your shares.

If you properly submit your proxy via the Internet or return your executed proxy by mail and do not revoke your proxy, it will be voted in the manner you specify.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate someone a proxy, you may also direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Three of our executive officers, Joseph F. Puishys, James S. Porter and Patricia A. Beithon, have been designated as the proxies to cast the votes of our shareholders at our 2012 annual meeting.

What is a proxy statement?

A proxy statement is a document we are required to give you, or provide you access to, in accordance with the regulations of the SEC, when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the NASDAQ Stock Market LLC (“NASDAQ”).

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by the broker, bank, trust or other nominee. Please refer to “How do I vote my shares?” on page 2.

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your Internet proxy vote or completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee and have a company email address, you will receive our proxy statement and annual report to shareholders electronically at your company email address instead of receiving paper copies of these documents or the Notice in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our proxy statement and annual report electronically, you may only provide voting instructions to the plan trustee via the Internet and you will not receive a proxy card that can be returned by mail. If you are an employee who received our proxy statement and 2012 Annual Report to Shareholders electronically and you wish to receive a paper copy of these materials, you should contact:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc.
4400 West 78th Street, Suite 520
Minneapolis, Minnesota 55435

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice or proxy card, it means that you hold shares registered in more than one account in different names or variations of your name. To ensure that all of your shares are voted, if you submit your proxy vote via the Internet, vote once for each Notice or proxy card you receive, or sign and return each proxy card.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (877) 752-3432 (telephone) or (952) 487-7565 (facsimile) for information on how to merge your accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

With respect to the election of directors, in accordance with Minnesota law, the nominees for election as Class II and Class III directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing three Class II directors and one Class III director, the three nominees for Class II director and the one nominee for Class III director receiving the highest number of votes will be elected.

As provided in our Corporate Governance Guidelines, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration. Our Nominating and Corporate Governance Committee will evaluate the best interests of Apogee and our shareholders and recommend to our Board of Directors the action to be taken with respect to that director’s offered resignation.

With respect to the Say on Pay Proposal, the 2012 Executive MIP Proposal and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of those proposals (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for our Board of Directors. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the Say on Pay Proposal, 2012 Executive MIP Proposal and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

If you submit your proxy but ABSTAIN from voting or WITHHOLD authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter from which you abstained from voting or withheld authority to vote.

If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. We will not count WITHHOLD authority as either for or against a director nominee, so WITHHOLD authority has no effect on the election of a director; however, if a majority of our shares that are voted at the meeting are designated to be WITHHOLD authority from a director nominee’s election, then such director nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration, as described under “What vote is required for the election of directors or for a proposal to be approved?” above.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters. Your broker or other nominee has discretionary authority to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, even if your broker or other nominee does not receive voting instructions from you. Your broker or other nominee does not have discretionary authority to vote your shares on the election of directors, Say on Pay Proposal or 2012 Executive MIP Proposal if your broker or other nominee does not receive voting instructions from you.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc., our tabulating agent, will tabulate the votes and act as independent inspector of election.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the director nominees;

•	FOR the Say on Pay Proposal;

•	FOR the 2012 Executive MIP Proposal; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 2, 2013.

What if I do not specify how I want my shares voted?

If you submit your proxy via the Internet or a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the director nominees;

•	FOR the Say on Pay Proposal;

•	FOR the 2012 Executive MIP Proposal;

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 2, 2013; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 23, 2012.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting a later-dated proxy to our Corporate Secretary;

•	by submitting a later-dated proxy via the Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker, bank, trust or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated voting instruction or proxy to the plan trustee or plan custodian; or

•	by submitting a later-dated voting instruction or proxy via the Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote via the Internet, by mail or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2) voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent statement from your broker, or letter from your bank, trust or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.

We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, email or telegram. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Subject to reasonable constraints of time, topics and rules of order, you may direct comments to or ask questions of our Chair of the Board or Chief Executive Officer during our 2012 Annual Meeting of Shareholders. In addition, you may communicate directly with any director by writing to:

Apogee Directors

Apogee Enterprises, Inc.

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

Attention: Corporate Secretary

Directors@apog.com

Our Corporate Secretary will promptly forward to the Board of Directors or the individually named directors all relevant written communications, as specified in our Corporate Governance Guidelines, received at the above addresses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock outstanding as of May 2, 2012, the record date for our 2012 Annual Meeting of Shareholders, by persons known to us to own more than 5% of our common stock. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Franklin Resources, Inc.(1)	2,680,178	9.5%
BlackRock, Inc.(2)	2,209,432	7.8%
DePrince, Race & Zollo, Inc.(3)	2,123,568	7.5%
Royce & Associates, LLC(4)	1,707,321	6.0%
The Vanguard Group, Inc.(5)	1,490,725	5.3%
Dimensional Fund Advisors LP(6)	1,472,209	5.2%

(1)

We have relied upon the information provided by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, an investment advisor (“Franklin”), in a jointly filed Schedule 13G/A reporting information as of December 31, 2011. Direct or indirect subsidiaries of FRI serve as investment managers of one or more open-end or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business. In their capacity as investment managers, the subsidiaries of Franklin exercise sole investment discretion over 2,680,178 shares and sole voting power over 2,546,778 shares, in the aggregate, held as of December 31, 2011. Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10% of the outstanding common stock of FRI, may be deemed to be the beneficial owners of securities held by entities advised by FRI subsidiaries. Franklin, FRI subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr. each disclaim beneficial ownership of the shares of our common stock. The filing persons and each of the investment management subsidiaries believe that they are not a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). The address for FRI is One Franklin Parkway, San Mateo, CA 94403.

(2)

We have relied upon the information provided by BlackRock, Inc. in a Schedule 13G/A reporting information as of December 31, 2011. The Schedule 13G/A was filed by BlackRock, Inc. in its capacity as a parent holding company or control person and indicates that BlackRock, Inc. has sole investment discretion and voting power over the shares of our common stock. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)

We have relied upon the information provided by DePrince, Race & Zollo, Inc., an investment advisor, in a Schedule 13G reporting information as of December 31, 2011, indicating it has sole voting and sole dispositive power over the shares of our common stock. The address for DePrince, Race & Zollo, Inc. is 250 Park Avenue South, Suite 250, Winter Park, FL 32789.

(4)

We have relied upon the information provided by Royce & Associates, LLC, an investment advisor, in a Schedule 13G reporting information as of December 31, 2011, indicating it has sole voting and sole dispositive power over the shares of our common stock. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(5)

We have relied upon the information provided by The Vanguard Group, Inc., an investment advisor (“Vanguard”), in a Schedule 13G reporting information as of December 31, 2011. Of the shares reported, Vanguard has sole investment power over 1,448,097 shares and shared investment power over and sole voting power over 42,628 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, serving as an investment manager of collective trust accounts, is the beneficial owner and directed the votes of 42,628 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)

We have relied upon the information provided by Dimensional Fund Advisors LP, an investment advisor (“Dimensional Advisors”), in a Schedule 13G reporting information as of December 31, 2011. Dimensional Advisors furnishes investment advice to four investment companies and serves as investment manager to certain commingled group trusts and separate accounts (such investment companies, trusts and accounts are collectively referred to as the “Funds”). Subsidiaries of Dimensional Advisors may act as advisor or sub-

advisor to certain Funds. All of the 1,472,209 shares listed above are owned by the Funds. The Funds exercise sole voting power over 1,420,035 shares and sole investment power over 1,472,209 shares. The Funds also have the right to receive, or power to direct the receipt of, dividends, or the proceeds from the sale of the securities held in their respective accounts. In its role as investment advisor, sub-advisor and/or manager, Dimensional Advisors and its subsidiaries may be deemed to be beneficial owners of the shares. Neither Dimensional Advisors nor its subsidiaries possess voting or investment power over the shares, and Dimensional Advisors and its subsidiaries disclaim beneficial ownership of such shares. The address for Dimensional Advisors is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of May 2, 2012, the record date for our 2012 Annual Meeting of Shareholders, by each of our directors, each of our executive officers named in the Summary Compensation Table (our “Named Executive Officers”) and by all of our directors and executive officers as a group.

Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Held (#)(1)(2)		Shares Underlying Options Exercisable Within 60 Days (#)(3)	Total Beneficial Ownership (#)	% of Common Stock Outstanding	Phantom Stock/ Performance Share Units (#)		Total Stock-Based Ownership (#)(4)

Non-Employee Directors
Bernard P. Aldrich	17,394		46,867	64,261	*	45,106	(5)	109,367
Jerome L. Davis	16,394		38,632	55,026	*	29,072	(5)	84,098
Sara L. Hays	16,394		31,025	47,419	*	20,278	(5)	67,697
John T. Manning	22,373	(6)	35,383	57,756	*	—		57,756
Robert J. Marzec	17,727		35,383	53,110	*	10,437	(5)	63,547
Stephen C. Mitchell	27,243		16,072	43,315	*	—		43,315
Richard V. Reynolds	16,394		25,383	41,777	*	23,113	(5)	64,890
David E. Weiss	24,265		35,383	59,648	*	—		59,648

Named Executive Officers
Joseph F. Puishys	246,795		—	246,795	*	—		246,795
James S. Porter	107,911	(7)	11,100	119,011	*	37,520	(8)	156,531
Patricia A. Beithon	158,330		35,481	193,811	*	29,687	(8)	223,498
Mark R. Augdahl	14,258		2,000	16,258	*	8,481	(8)	24,739
Gary R. Johnson	46,123		5,000	51,123	*	9,461	(8)	60,584
Russell Huffer(9)	190,152		142,123	332,275	1.2	52,694	(8)	384,969
Gregory A. Silvestri(9)	5,204		—	5,204	—	—		5,204
All directors and executive officers as a group (13 persons)(10)	731,601		317,709	1,049,310	3.7	213,155		1,262,465

*	Indicates less than 1%.

(1)

Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. For our non-employee directors, the number indicated includes shares of restricted stock issued to the named individual pursuant to our 2009 Non-Employee Director Stock Incentive Plan, as amended (2011) (the “2009 Director Stock Plan”). For our executive officers, the number of shares indicated includes shares issued to the named individual pursuant to our 2009 Stock Incentive Plan, as amended (2011) (the “2009 Stock Incentive Plan”), our employee stock purchase plan and our 401(k) retirement plan.

(2)

Includes the following shares of restricted stock issued pursuant to our 2009 Director Stock Plan: 16,394 shares for each of Messrs. Aldrich, Davis, Manning, Marzec, Mitchell, Reynolds and Weiss and Ms. Hays; and 131,152 shares for all executive officers and directors as a group. All shares of restricted stock held pursuant to our 2009 Director Stock Plan are subject to future vesting conditions and holders of such shares have no investment power over such shares.

Includes the following shares issued to our Named Executive Officers pursuant to our 2009 Stock Incentive Plan:

Named Executive Officers	Shares of Restricted Stock
Joseph F. Puishys	188,385
James S. Porter	25,611
Patricia A. Beithon	20,721
Mark R. Augdahl	5,934
Gary R. Johnson	6,571
Russell Huffer	—
Gregory A. Silvestri	—
All directors and executive officers as a group (13 persons)	247,222

All shares of restricted stock held pursuant to our 2009 Stock Incentive Plan are subject to future vesting conditions and the holders of such shares have no investment power over such shares.

(3)	Includes shares underlying stock options exercisable currently or within 60 days of May 2, 2012.

(4)	The amounts in this column are derived by adding the amounts in the “Total Beneficial Ownership” and the “Phantom Stock/Performance Share Units” columns of the table.

(5)

Includes phantom stock units, each representing the value of one share of our common stock, that are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors, which is described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 23.

(6)	Includes 1,000 shares held by Mr. Manning’s wife.

(7)	Includes 350 shares held by Mr. Porter’s children.

(8)

Includes performance share units awarded pursuant to our 2009 Stock Incentive Plan which will only be earned if predetermined goals for a three-year performance period are met. Each performance share unit represents one share of our common stock.

(9)	Mr. Huffer retired as an employee of our Company on February 25, 2012, and Mr. Silvestri resigned from our Company on March 11, 2011.

(10)

Because Messrs. Huffer and Silvestri were no longer officers of or employed by our Company as of May 2, 2012, shares beneficially owned by them are not included in the amounts listed for all directors and officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our securities to file with the SEC initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for the fiscal year ended March 3, 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible and the term of each class of directors is three years. Our articles further provide that the total number of directors will be determined exclusively by our Board of Directors. The term of one class expires each year in rotation. At this year’s annual meeting, the terms of our Class II directors will expire. Currently, we have nine directors and three directors serving in Class I, four directors serving in Class II and two directors serving in Class III. Bernard P. Aldrich, Joseph F. Puishys and John T. Manning are the current Class II directors who have been nominated for re-election to our Board as Class II directors. Sara L. Hays, currently serving as a Class II director, has been nominated for re-election to our Board as a Class III director. The Class II and III directors elected at the annual meeting will serve until the Annual Meeting of Shareholders in 2015 and 2013, respectively, or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected.

We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

The Board of Directors recommends that you vote FOR the three Class II nominees and one Class III nominee for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Aldrich, Puishys and Manning as Class II directors for a three-year term expiring at the 2015 Annual Meeting of Shareholders and FOR the election of Ms. Hays as Class III director for a one-year term expiring at the 2013 Annual Meeting of Shareholders.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided information about themselves in the following section. SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. This discussion is provided in a separate paragraph titled “Key Attributes, Experience and Skills” below the “Biography” paragraph in the following section. All of our directors possess the minimum qualities and skills described under “Criteria for Board Membership” on page 17.

Class II Directors – Nominees for Terms Expiring in 2015

BERNARD P. ALDRICH, age 62

Biography – Retired Chief Executive Officer and President of Rimage Corporation, a publicly-held designer and manufacturer of on-demand publishing and duplicating systems for CD and DVD – recordable media.
Our director since 1999. Our Non-Executive Chair of the Board of Directors since January 2011.

Mr. Aldrich retired as Chief Executive Officer and President and a director of Rimage Corporation in 2009, after 12 years of service in those capacities. Prior to joining Rimage Corporation in 1997, he served as
President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. Mr. Aldrich served as President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994 and as
Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991.

Key Attributes, Experience and Skills – Mr. Aldrich has 13 years of public company operational experience, eight years of private company operational experience and 18 years of private company financial management experience. In addition to leading companies, he has a background and expertise in manufacturing operations, financial management, global markets, executive compensation, leadership development and corporate governance. Mr. Aldrich also has recent experience leading a public company board.

Other Directorships Since 2007 – Formerly a director of Rimage Corporation.

JOHN T. MANNING, age 63

Biography – Retired Vice Chairman and Audit Partner of BDO Seidman LLP (now BDO USA, LLP), the U.S. member firm of BDO International Limited, an international public accounting firm. Our director since 2005. Chair of our Strategy and Enterprise Risk Committee and member of our Audit Committee.

Mr. Manning retired from BDO Seidman LLP in 2000 after 27 years of service. During his tenure with BDO Seidman LLP (and its affiliate, BDO International Limited), he worked in various management positions for 12 years, including Vice Chairman from 1995 to 1999, Managing Partner of the Richmond, Virginia office from 1990 to 1991, and various management positions in the international headquarters in Brussels, Belgium from 1992 to 1995. Prior to moving into management with BDO Seidman LLP, Mr. Manning spent 15 years providing auditing services to BDO Seidman LLP’s clients.

Key Attributes, Experience and Skills – Mr. Manning has extensive public accounting, auditing and management experience. For over 15 years, he held leadership positions at BDO Seidman LLP and BDO International Limited with responsibilities for domestic and global strategy development and execution. He also led BDO Seidman LLP’s enterprise risk management program for over five years. During his tenure at BDO Seidman LLP, he gained broad knowledge of many different industries, including a specialty in the commercial construction industry, and experience working with public, private and not-for-profit boards. Mr. Manning has background and expertise in financial management, strategic planning, information technology, leadership development, risk assessment and mitigation, human resources, and international operations. Mr. Manning also has experience serving on public and private company boards.

Class II Directors – Nominees for Terms Expiring in 2015

JOSEPH F. PUISHYS, age 53

Biography – Our Chief Executive Officer and President and director since August 2011. Member of our
Strategy and Enterprise Risk Committee.

Prior to joining our Company, Mr. Puishys served in various leadership positions at Honeywell International,
Inc., a Fortune 100 diversified technology and manufacturing company, for over 32 years. He served as
President of Honeywell Environment & Combustion Controls from 2008 to 2011; President of Honeywell
Building Solutions from 2005 to 2008; President of Honeywell Building Solutions, America from 2004 to
2005; President of Bendix Friction Materials from 2002 to 2004; Vice President and General Manager of
Garrett Engine Boosting Systems from 2000 to 2002; Vice President and General Manager, Aftermarket,
Allied Signal Turbocharging Systems from 1996 to 2000; Vice President, Logistics, Allied Signal
Automotive Products Group from 1992 to 1996; and various accounting and financial positions from 1979 to
1992.

Key Attributes, Experience and Skills – Mr. Puishys brings extensive expertise and insight to our Board in the areas of the commercial building and construction industry, global markets, sales and operations, business building, mergers and acquisitions, operational excellence, leadership development and financial management.

Class III Director – Nominee for Term Expiring in 2013

SARA L. HAYS, age 47

Biography – Principal of SLH Advisors, a privately-held project management and consulting services firm, since May 2011. Our director since 2005. Member of our Audit Committee and Strategy and Enterprise Risk
Committee.

Ms. Hays served as Managing Director, Operations and General Counsel and member of the Executive and
Investment Committees of Wrightwood Capital LLC (now part of Ares Management LLC), a real estate finance and investment company, from April 2005 through April 2011. Prior to joining Wrightwood Capital
LLC, she spent over 10 years at Hyatt Hotels, a global hospitality company, initially as Development
Counsel, structuring and negotiating management, venture, development and finance agreements, and ultimately serving as Senior Vice President and General Counsel and a member of Hyatt Hotels’ Managing
Committee responsible for managing the legal risks associated with Hyatt Hotels’ worldwide operations, transactions and owned assets. Before joining Hyatt Hotels, Ms. Hays was an associate practicing commercial real estate law with the Chicago law firm of Coffield Ungaretti & Harris (now Ungaretti &
Harris) from 1989 to 1994. Ms. Hays holds an MBA from Kellogg School of Management and a JD from
Northwestern University School of Law.

Key Attributes, Experience and Skills – Ms. Hays has over 22 years of experience as a strategic business partner and counsel to senior executives and board members in the commercial real estate, finance and hospitality industries with particular expertise in the areas of operations and strategic planning, complex transactions, including acquisitions, debt and equity structuring and workouts, fund formation and management, legal and risk management, investor relations and corporate governance. Ms. Hays has over 17 years of service as in-house counsel to corporations (14 years as a general counsel) and has managed a broad range of legal, enterprise risk, regulatory, compliance and corporate governance issues. Ms. Hays also has private company and non-profit board experience.

Class III Directors – Terms Expiring in 2013

JEROME L. DAVIS, age 57

Biography – Vice President of Food & Retail for Waste Management, Inc., the leading provider of integrated environmental solutions in North America. Our director since 2004. Member of our Compensation
Committee and Nominating and Corporate Governance Committee.

Prior to joining Waste Management, Inc. in 2010, Mr. Davis was President of Jerome L. Davis & Associates,
LLC, an executive coaching and leadership development firm, from 2006 through 2009. He served as
Executive Vice President and Managing Director of the Executive Leadership and High Performance
Practice of TBM Consulting Group, a Lean and Six Sigma consulting firm, from 2007 to 2008.

Mr. Davis has over 35 years of experience in key leadership positions in Fortune 500 companies. He worked for Electronic Data Systems, a business technology services company, as Global Vice President, Service
Excellence from 2003 to 2005 and in various other capacities from 2001 to 2003, including Chief Client
Executive Officer and President, Americas for Business Process Management. Prior to joining Electronic
Data Systems, Mr. Davis worked for Maytag Corporation, a home and commercial appliance company, as
President and Executive Officer of Maytag’s Commercial Solutions Division from 1999 to 2001 and as
Senior Vice President of Sales and Corporate Officer of Maytag’s Appliances Division from 1998 to 1999.
Mr. Davis also worked for Frito Lay, a global food company, from 1992 to 1998, serving as Vice President of
National Accounts and Area Vice President. Prior to joining Frito Lay, Mr. Davis held various sales and marketing positions with Procter & Gamble, a global consumer products company.

Key Attributes, Experience and Skills – Mr. Davis brings extensive expertise and insight to our Board in the areas of marketing and sales, strategy development, international business, leadership development, succession planning, executive compensation and information technology. His role on the board of
GameStop Corp. has provided him with public company board and corporate governance experience.

Other Directorships Since 2007 – Director of GameStop Corp.

RICHARD V. REYNOLDS, age 63

Biography – Lieutenant General, U.S. Air Force, retired. Owner of The Van Fleet Group, LLC, a privately-held aerospace consulting firm. Our director since 2006. Member of our Audit Committee and Strategy and Enterprise Risk Committee.

General Reynolds retired from the U.S. Air Force in 2005 after 34 years of service, having served as Vice Commander, Air Force Material Command from 2003 to 2005; Commander, Aeronautical Systems Center of U.S. Air Force Material Command from 2001 to 2003; Commander, Air Force Flight Test Center of U.S. Air Force Material Command from 1998 to 2001; Program Executive Officer, Airlift and Trainers of the U.S. Air Force Program Executive Office from 1996 to 1998 and various other leadership positions from 1971 to 1996. General Reynolds formed The Van Fleet Group, LLC in 2006. He also served as Senior Manager/Senior Business Advisor of BearingPoint, Inc., an international management and technology consulting firm, from 2006 to 2009.

Key Attributes, Experience and Skills – General Reynolds’ service in senior leadership positions in the U.S. Air Force provides valuable business, leadership and management experience, including expertise in government contracting and procurement, risk assessment and mitigation, supply chain and logistics management, information technology and leadership development. General Reynolds also has experience serving on public and private company and non-profit boards.

Other Directorships Since 2007 – Allison Transmission Holdings, Inc.

Class I Directors – Terms Expiring in 2014

ROBERT J. MARZEC, age 67

Biography – Retired Audit Partner of PricewaterhouseCoopers LLP, an international public accounting firm. Our director since 2005. Chair of our Audit Committee and member of our Nominating and Corporate Governance Committee.

Mr. Marzec retired from PricewaterhouseCoopers LLP in 2002 after spending 36 years in its Assurance and Business Advisory Services (financial and regulatory reporting division). He held various leadership and audit positions, including Managing Partner of the Minneapolis office of PricewaterhouseCoopers, LLP from 1991 to 1998.

Key Attributes, Experience and Skills – Mr. Marzec has extensive public accounting and auditing experience at public, private and non-profit organizations and has a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements, mergers and acquisitions, and international business. During his service at PricewaterhouseCoopers LLP and on boards at other public and mutual companies and non-profit organizations, Mr. Marzec gained broad knowledge of many different companies and industries, and public company board and corporate governance practices.

Other Directorships Since 2007 – Director of Medtox Scientific, Inc. Formerly a director of Health Fitness Corporation.

STEPHEN C. MITCHELL, age 68

Biography – President and Chief Operating Officer of The Knight Group, LLC, a firm providing services for the start-up and management of new ventures, and Vice Chairman of Knight Facilities Management, Inc., a company providing facilities management services for industrial and commercial buildings worldwide. Our director since 1996. Chair of our Nominating and Corporate Governance Committee and member of our Compensation Committee.

Mr. Mitchell has more than 35 years of leadership experience in the facilities management and commercial construction industries, serving as Vice Chair of Knight Facilities Management, Inc. since 1995 and as President and Chief Operating Officer of Lester B. Knight & Associates, a company that provided engineering, architectural and management consulting services in connection with the planning, design and construction of advanced technology research and development and manufacturing facilities and other commercial buildings, from 1975 to 2001. Mr. Mitchell has provided consulting services to new business ventures as President and Chief Operating Officer of The Knight Group, LLC since 2001.

Key Attributes, Experience and Skills – Mr. Mitchell’s more than 35 years of service in senior leadership positions at privately held companies in the facilities management and commercial construction industries provides valuable business, management and leadership experience, including expertise in strategy development, construction project management, building technology, international business, leadership development and succession planning. His role on another public company board provides him with public company board and corporate governance experience.

Other Directorships Since 2007 – Director of Landauer, Inc.

Class I Directors – Terms Expiring in 2014

DAVID E. WEISS, age 68

Biography – Retired Chairman, President and Chief Executive Officer of Storage Technology Corporation, a publicly-held developer, manufacturer and distributor of data storage solutions for the management, retrieval and protection of business information. Our director since 2005. Chair of our Compensation Committee and member of our Strategy and Enterprise Risk Committee.

Mr. Weiss has 33 years of leadership experience in the computer and information technology industry, serving as Chairman, President and Chief Executive Officer of Storage Technology Corporation from 1996 to 2000 and in other executive positions with Storage Technology Corporation from 1991 to 1996, including Chief Operating Officer, Executive Vice President, Senior Vice President for Marketing and Vice President – Global Marketing. Prior to joining Storage Technology Corporation, Mr. Weiss worked in various engineering management positions with IBM Corporation, a global computer and information technology company, from 1967 to 1991.

Key Attributes, Experience and Skills – As Chairman, President and Chief Executive Officer of Storage Technology Corporation, Mr. Weiss led a global public company and public company board. Through his service at Storage Technology Corporation and IBM Corporation, he gained expertise in the areas of business operations, strategy development, information technology, mergers and acquisitions, financial management, leadership development and succession planning, executive compensation, marketing, investor relations and corporate governance.

Other Directorships Since 2007 – Formerly a director of Incentra Solutions, Inc.

CORPORATE GOVERNANCE

Corporate Governance Web Site

Information relative to our corporate governance is available on our web site at www.apog.com by clicking on “Governance” and then the applicable document or information. This information includes:

•	Board of Directors – Background, Experience and Independence
•	Board Committees – Current Members
•	Board Committee Charters
•	How to Contact the Board
•	Management – Background and Experience
•	Our Code of Business Ethics and Conduct
•	Our Corporate Governance Guidelines
•	Our Restated Articles of Incorporation
•	Our Amended and Restated Bylaws

We will provide copies of any of the foregoing information without charge upon written request to: Corporate Secretary, Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435.

Code of Business Ethics and Conduct

Our Board has adopted our Code of Business Ethics and Conduct (our “Code of Conduct”), which is a statement of our high standards for ethical behavior and legal compliance. All of our employees, including our executive officers, and all members of our Board of Directors are required to comply with our Code of Conduct.

Corporate Governance Guidelines

Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board. Our Corporate Governance Guidelines are reviewed annually and revised as necessary to continue to reflect evolving corporate governance practices.

Board Independence

Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Audit, Compensation, and Nominating and Corporate Governance Committees must be independent. Each year, in accordance with NASDAQ rules, our Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards.

With the assistance of legal counsel to the Company, our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee member independence. In making its independence recommendation, our Nominating and Corporate Governance Committee reviewed a summary of the answers to annual questionnaires completed by each Board member regarding employment, business, familial, compensation and other relationships with Apogee and our management. Our Nominating and Corporate Governance Committee reported on its review to our Board of Directors. Based on this review, our Board of Directors has determined that the following non-employee directors are independent and have no material relationship with us except serving as a director or shareholder: Bernard P. Aldrich, Jerome L. Davis, Sara L. Hays, John T. Manning, Robert J. Marzec, Stephen C. Mitchell, Richard V. Reynolds and David E. Weiss. Our Board of Directors has determined that Joseph F. Puishys is not independent because Mr. Puishys serves as our Chief Executive Officer and President. Russell Huffer, who retired from our Board on August 22, 2011, was also not independent because of his service as our Chief Executive Officer and President.

Stock Ownership Guidelines for Non-Employee Directors

Our Board of Directors believes that non-employee directors should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for directors in 2002. The guidelines encourage share ownership by our directors in an amount having a market value of $120,000 (three times the current annual Board retainer of $40,000) to be achieved within five years of first being elected as a director. In calculating share ownership of our non-employee directors, we include shares of restricted stock issued pursuant to our 2009 Director Stock Plan and phantom stock units under our Deferred Compensation Plan for Non-Employee Directors, but do not include unexercised stock options. As of March 2, 2012, the last trading day of fiscal 2012, all our non-employee directors met our stock ownership guidelines.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of our directors, no individual who is over 72 years of age may be elected to serve as a director.

Procedures for Shareholder Recommendations or Nominations of Director Candidates

Our Nominating and Corporate Governance Committee considers recommendations of director candidates. A shareholder who wishes to recommend a director candidate to our Board for nomination by our Board at our annual meeting or for vacancies on our Board that arise between meetings must provide our Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by our Board as to whether such candidate meets the required and desired director selection criteria set forth in our Corporate Governance Guidelines and the factors discussed below under the heading “Criteria for Board Membership.” Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of our Nominating and Corporate Governance Committee for consideration at a future committee meeting.

Alternatively, shareholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our Amended and Restated Bylaws and the rules and regulations of the SEC. Our Amended and Restated Bylaws are available on our website at www.apog.com by clicking on “Governance,” then “Bylaws.” Any shareholder nominations of director candidates for the 2013 election of directors should be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 21, 2013.

Director candidates recommended by shareholders in compliance with these procedures and who meet the criteria outlined above will be evaluated by our Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources.

Criteria for Board Membership

Our Corporate Governance Guidelines outline our director qualification standards. Director candidates should possess the highest personal and professional ethics, integrity and values; be committed to representing the long-term interests of our stakeholders; have an inquisitive and objective perspective, practical wisdom and mature judgment; and be willing to challenge management in a constructive manner. Our Board strives for Board membership that is diverse in gender, ethnicity, age, geographic location, and business skills and experience at policy-making levels. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board for an extended period of time.

Our Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for Board membership include making a preliminary assessment of each proposed nominee, based upon resume and biographical information, willingness to serve, and other background information, business experience and leadership skills. All director candidates who continue in the process are then interviewed by members of our Nominating and Corporate Governance Committee and a majority of our other current directors. Our Nominating and Corporate Governance Committee makes recommendations to our Board for inclusion in the slate of director nominees at an annual or special meeting of shareholders, or for appointment by our Board to fill a vacancy. Prior to recommending a director to stand for re-election for another term, our Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to our Board, effectiveness as a director and desire to continue to serve as a director.

Board and Board Committee Membership and Meetings

During fiscal 2012, our Board of Directors met seven times and our non-employee directors met in executive session without our Chief Executive Officer or any other members of management being present four times. Each of our directors attended at least 75% of the regularly scheduled and special meetings of the Board and the Board committees on which he or she served that were held during the time he or she was a director during fiscal 2012. All Board members are expected to attend our annual meetings of shareholders and all nine of our then-current Board members attended our 2011 Annual Meeting of Shareholders.

We have four standing Board committees: Audit, Compensation, Nominating and Corporate Governance, and Strategy and Enterprise Risk. On June 22, 2011, our Finance and Enterprise Risk Committee was reorganized into our Strategy and Enterprise Risk Committee.

The table below provides fiscal 2012 membership and meeting information for each of our standing Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Enterprise Risk Committee	Strategy and Enterprise Risk Committee
Bernard P. Aldrich
Jerome L. Davis		M(2)	M	C(1)
Sara L. Hays	M			M(1)	M(2)
Russell Huffer
John T. Manning	M	M(1)			C(2)
Robert J. Marzec	C		M
Stephen C. Mitchell		M	C
Joseph F. Puishys					M(3)
Richard V. Reynolds	M			M(1)	M(2)
David E. Weiss	M(1)	C			M(2)
Fiscal 2012 Meetings	9	7	6	2	2
Fiscal 2012 Executive Sessions	7	5	2	2	1

C = Committee Chair            M = Committee Member

(1)	Through June 22, 2011.

(2)	As of June 22, 2011.

(3)	As of October 4, 2011.

Audit Committee

Our Audit Committee is governed by a Board-approved charter, which was last amended in June 2011. Under its charter, our Audit Committee oversees our financial reporting process (including our system of financial controls, internal audit procedures and independent registered public accounting firm); oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices; assesses and establishes policies and procedures to manage our financial reporting and internal control risk; is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm; establishes policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm; and oversees our internal audit function and has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

Our Board of Directors has determined that each member of our Audit Committee meets the independence and experience requirements of the NASDAQ listing standards and the SEC. Our Board of Directors has also determined that each of John T. Manning and Robert J. Marzec is an audit committee financial expert under the rules of the SEC.

Compensation Committee

Our Compensation Committee is governed by a Board-approved charter, which was last amended in April 2011. Under its charter, our Compensation Committee establishes our executive compensation philosophy and compensation programs that comply with this philosophy; determines the compensation of our executive officers and other members of senior management; administers our stock incentive plans in which our employees participate; and administers our annual cash and long-term incentive plans for executive officers and other members of senior management. Our Compensation Committee regularly reviews its decisions on compensation for our Chief Executive Officer with the full Board prior to communicating those decisions to our Chief Executive Officer.

Our Board of Directors has determined that each member of our Compensation Committee is independent, as defined by the NASDAQ listing standards. In addition, each member of our Compensation Committee is a “non-employee” director, as defined in the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is governed by a Board-approved charter, which was last amended in January 2011. Under its charter, our Nominating and Corporate Governance Committee periodically assesses our compliance with our Corporate Governance Guidelines; reviews our organizational structure and succession plans; makes recommendations to our Board regarding the composition and responsibilities of our Board committees; makes recommendations to our Board regarding compensation for directors; annually conducts a performance review of our Board committees and Board as a whole and of our directors whose terms are expiring at that year’s annual meeting of shareholders and who have expressed an interest in standing for re-election; annually conducts a review of the performance of our Chief Executive Officer, which includes soliciting assessments from all non-employee directors, and reviews the results of such performance review with members of our Compensation Committee and our entire Board; and establishes and implements procedures to identify and review the qualifications of all nominees for Board membership, including nominees recommended by our shareholders, and considers qualified director nominees recommended by shareholders.

Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent, as defined by the NASDAQ listing standards.

Strategy and Enterprise Risk Committee

Our Strategy and Enterprise Risk Committee is governed by a Board-approved charter, which was adopted by our Board of Directors on June 22, 2011. Under its charter, our Strategy and Enterprise Risk Committee oversees the process for development of our strategies, long-range business objectives and strategic plan; oversees our progress with respect to our Board-approved strategy; reviews and makes recommendations to our Board with respect to Corporate Strategic Transactions (as defined in the charter); oversees our financial strategy, long-range financial objectives and financial condition; reviews our annual capital budget and process for evaluating and approving significant capital expenditure projects; provides oversight for our enterprise risk management function; and oversees our company-wide information technology strategy and the selection, implementation and financing of material company-wide information technology systems.

Our Board has determined that four of the five members of our Strategy and Enterprise Risk Committee are independent, as defined by the NASDAQ listing standards.

Risk Oversight by the Board of Directors

Our Board executes its overall responsibility for risk management directly and through its Committees, as follows:

•

Our Audit Committee has primary responsibility for risks relating to the reliability of our financial reporting processes, system of internal controls, and corporate compliance program. Our Audit Committee receives quarterly reports from management, our independent registered public accounting firm and internal audit partner regarding our financial reporting processes, internal controls and public filings. It also receives quarterly updates from management regarding Code of Conduct issues and reports on litigation, legal claims and other legal compliance concerns.

•

Our Compensation Committee, with assistance from its independent compensation consultant, oversees the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally.

•

Our Nominating and Corporate Governance Committee oversees the risks associated with succession planning, non-employee director compensation, overall Board and Board Committee performance and corporate governance practices.

•

Our Strategy and Enterprise Risk Committee oversees our enterprise risk management processes, focusing on our business and strategic, financial, operational, information technology and overall enterprise risk, and our risk-related insurance programs. The Committee’s meeting agendas include discussions of external developments impacting our strategy, our strategy development processes, risk areas, and our risk mitigation and control practices.

Our Board is kept abreast of the risk oversight efforts by our Committees through reports to our full Board by our Committee Chairs presented at each quarterly meeting of our Board. Our Board considers specific risk topics, including risks associated with our strategic plan, mergers and acquisitions, and market risks. In addition, as part of our annual strategic review of each of our business units, our Board discusses the risks and exposures of each business unit.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board has discretion to combine or separate the offices of Chair of the Board and Chief Executive Officer.

Our Board separated the roles of Chair of the Board and Chief Executive Officer on January 19, 2011, in advance of a planned Chief Executive Officer transition. The Board determined that the appointment of a Non-Executive Chair of the Board at that time would provide the Board with independent leadership during the Chief Executive Officer transition and permit the incoming Chief Executive Officer to concentrate on our business operations. The Board appointed Mr. Aldrich as the Non-Executive Chair of our Board in January 2011. In this capacity, Mr. Aldrich has chaired the meetings of our Board of Directors and executive sessions of our independent directors. Mr. Aldrich, as the retired Chief Executive Officer and President of a public company, has significant public company experience. The Non-Executive Chair of our Board, in consultation with our Chief Executive Officer, establishes the agenda for each Board meeting. For five years prior to separating the roles of Chair of the Board and Chief Executive Officer, our Board had appointed a Lead Director.

We believe our Board leadership structure supports the risk oversight function of our Board. In addition to having a Non-Executive Chair of the Board, strong independent directors chair each of our Board Committees, there is open communication between management and our directors, and all of our directors are actively involved in the risk oversight function.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have established written policies and procedures (the “Related Person Transaction Policy”) to assist us in reviewing transactions in excess of $120,000 involving Apogee and its subsidiaries and Related Persons (“Related Person Transactions”). A Related Person includes our Company’s directors, director nominees and executive officers, beneficial owners of 5% or more of our Company’s common stock and their respective Immediate Family Members (as defined in our Related Person Transaction Policy). Our Related Person Transaction Policy supplements our Code of Conduct Conflict of Interest Policy (the “Conflict of Interest Policy”), which applies to all of our employees and directors.

Our Related Person Transaction Policy requires our Chief Executive Officer, Chief Financial Officer and General Counsel to promptly report any Related Person Transaction of which they become aware to the Chair of our Nominating and Corporate Governance Committee. In approving, ratifying or rejecting a Related Person Transaction, our Nominating and Corporate Governance Committee will consider such information as it deems important to determine if the Related Person Transaction is fair to our Company. Our Conflict of Interest Policy requires our employees and directors to report to our General Counsel any potential conflict of interest situations involving an employee or director or their Immediate Family Members.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements During Fiscal 2012 and 2013

Our Board approves Board and Board Committee compensation based on the recommendations of our Nominating and Corporate Governance Committee. We target compensation for service on our Board and Board committees generally at the median for board services at companies in our peer group of companies, using the same peer group used for executive compensation purposes described under the heading “Consulting Assistance, Competitive Market and Compensation Positioning” on page 32. Generally, our Nominating and Corporate Governance Committee reviews and discusses the compensation data and analysis provided by management using a third party compensation database, or independent compensation consultant, if retained. Our Chief Executive Officer participates in the discussions on compensation for our Board members. Directors who are our employees receive no additional compensation for serving on our Board.

Our non-employee directors receive cash compensation in the form of cash retainers and equity compensation in the form of restricted stock awards, as described below. Mr. Puishys, our only current employee director, receives no additional compensation for serving on our Board. Likewise, Mr. Huffer, who retired as our Chief Executive Officer, President and director, received no additional compensation for serving on our Board during fiscal 2012.

The following table describes the compensation arrangements with our non-employee directors for fiscal 2012 and 2013.

Compensation	Fiscal 2012	Fiscal 2013

Annual Cash Retainers:
Non-Executive Chair of the Board(1)	$100,000	$100,000
Board Member(1)	40,000	40,000
Audit Committee Chair	30,000	30,000
Audit Committee Member	15,000	15,000
Compensation Committee Chair	20,000	20,000
Compensation Committee Member	10,000	10,000
Nominating and Corporate Governance Committee Chair	20,000	20,000
Nominating and Corporate Governance Committee Member	10,000	10,000
Finance and Enterprise Risk Committee Chair(2)	20,000	N/A
Finance and Enterprise Risk Committee Member(2)	10,000	N/A
Strategy and Enterprise Risk Committee Chair(2)	20,000	20,000
Strategy and Enterprise Risk Committee Member(2)	10,000	10,000
CEO Search Committee Chair(3)	30,000	N/A
CEO Search Committee Member(3)	15,000	N/A

Equity Grant	An annual time-based restricted stock award that vests over three years.	An annual time-based restricted stock award that vests over three years.

Charitable Matching Contributions Program for Non-Employee Directors	$2,000 maximum aggregate annual match.	$2,000 maximum aggregate annual match.

(1)	We pay an annual cash retainer to our Non-Executive Chair of the Board and do not pay any other cash compensation to him for service on our Board.

(2)

On June 22, 2011, our Finance and Enterprise Risk Committee was reorganized into our Strategy and Enterprise Risk Committee. The annual retainers were prorated for the periods during which a director served on such Committee.

(3)	Not a standing Board committee.

During fiscal 2012, our Board formed a CEO Search Committee to identify and recruit a successor to Russell Huffer, who announced his intention to retire as Chief Executive Officer and President by the end of fiscal 2012. Members of our CEO Search Committee were Sara L. Hays, Chair, John T. Manning and Richard V. Reynolds. Our CEO Search Committee operated during the first six months of fiscal 2012 and ceased to exist after Joseph F. Puishys joined our Company as Chief Executive Officer and President on August 22, 2011.

Restricted Stock Awards

Restricted stock awards to non-employee directors are issued pursuant to our 2009 Director Stock Plan. Each non-employee director receives a time-based restricted stock award on the date he or she is first elected to our Board and annually on the date of our annual meeting of shareholders if his or her term continues after such meeting. The number of shares of restricted stock subject to the award is determined by our Board of Directors, after recommendation by our Nominating and Corporate Governance Committee and consideration of various factors, including our performance, market data and trends, performance by our Board as a whole and the equity-based compensation received by non-employee directors approximating the 50th percentile of our peer group of companies, using the same peer group of companies used for executive compensation purposes. The restricted stock awards made in 2009 and 2010 fully vest on the third anniversary of the date of the award. The time-based restricted stock awards made in 2011 vest in three annual installments over the three-year vesting period.

Deferred Compensation Plan for Non-Employee Directors

Our Deferred Compensation Plan for Non-Employee Directors was adopted by our Board of Directors to encourage our non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may elect to defer a portion of their annual retainer into deferred stock accounts. Since January 1, 2010, there has been no Company match on amounts deferred by our non-employee directors under such plan. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from our Board of Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan, as no trust or other vehicle has been established to hold any shares of our common stock.

Charitable Matching Contributions Program for Non-Employee Directors

Under our Charitable Matching Contributions Program for Non-Employee Directors, we match cash or publicly-traded stock contributions made by our non-employee directors to cultural, educational, social, medical or health-related charitable organizations that are exempt from federal income tax and qualify as a charity to which individuals can make a tax-deductible contribution up to a maximum aggregate amount of $2,000 per eligible non-employee director per calendar year.

Fiscal 2012 Non-Employee Director Compensation Table

The following table shows the compensation paid to our non-employee directors for fiscal 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Bernard P. Aldrich	100,000	69,998	21,239	191,237
Jerome L. Davis	63,333	69,998	14,676	148,007
Sara L. Hays	95,000(4)	69,998	13,342	178,340
John T. Manning	86,667(5)	69,998	6,892	163,557
Robert J. Marzec	80,000	69,998	10,212	160,210
Stephen C. Mitchell	70,000	69,998	4,892	144,890
Richard V. Reynolds	80,000(5)	69,998	13,286	163,284
David E. Weiss	71,667	69,998	6,892	148,557

(1)

Includes cash retainers deferred by non-employee directors under our Deferred Compensation Plan for Non-Employee Directors, as further described under the heading “Deferred Compensation Plan for Non-Employee Directors” above. During fiscal 2012, only Messrs. Davis and Reynolds made deferrals of a portion of their annual cash retainers pursuant to our Deferred Compensation Plan for Non-Employee Directors in the amounts of $63,333 and $60,000, respectively.

(2)

The amounts in this column are calculated based on the fair market value of our common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director received a time-based restricted stock award of 5,551 shares on June 22, 2011. The closing price of our common stock on the NASDAQ Global Select Market on June 22, 2011, the date of grant, was $12.61. The table below sets forth, as of March 3, 2012, the end of fiscal 2012, certain information with respect to shares of restricted stock and options to purchase shares of our common stock held by our non-employee directors. All such stock options were fully exercisable as of such date.

Name	Aggregate Number of Shares of Restricted Stock (#)	Aggregate Number of Stock Options (#)
Bernard P. Aldrich	16,394	46,867
Jerome L. Davis	16,394	38,632
Sara L. Hays	16,394	31,025
John T. Manning	16,394	35,383
Robert J. Marzec	16,394	35,383
Stephen C. Mitchell	16,394	16,072
Richard V. Reynolds	16,394	25,383
David E. Weiss	16,394	35,383

(3)

This column includes the dividend equivalents paid on phantom stock units pursuant to our Deferred Compensation Plan for Non-Employee Directors, dividends paid on shares of restricted stock issued pursuant to our 2009 Director Stock Plan and matching contributions pursuant to our Charitable Matching Contributions Program for Non-Employee Directors. The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2012.

Name	Dividend Equivalents Paid on Phantom Stock Units Held in our Deferred Compensation Plan for Non- Employee Directors ($)	Dividends Paid on Shares of Restricted Stock Issued Pursuant to our 2009 Director Stock Plan ($)	Matching Contributions under our Charitable Matching Contributions Program for Non- Employee Directors ($)	Total All Other Compensation ($)
Bernard P. Aldrich	14,347	4,892	2,000	21,239
Jerome L. Davis	7,784	4,892	2,000	14,676
Sara L. Hays	6,450	4,892	2,000	13,342
John T. Manning	—	4,892	2,000	6,892
Robert J. Marzec	3,320	4,892	2,000	10,212
Stephen C. Mitchell	—	4,892	—	4,892
Richard V. Reynolds	6,394	4,892	2,000	13,286
David E. Weiss	—	4,892	2,000	6,892

(4)	Includes a $30,000 retainer for serving as chair of the CEO Search Committee of the Board.

(5)	Includes a $15,000 retainer for serving as a member of the CEO Search Committee of the Board.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section with management and the Committee’s independent compensation consultant. Based on its review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2012 proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2012.

Compensation Committee of the Board of Directors of Apogee

David E. Weiss, Chair	Stephen C. Mitchell
Jerome L. Davis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes Apogee’s executive compensation program for fiscal 2012, and certain elements of the fiscal 2013 program. In particular, this section explains how our Compensation Committee (the “Committee”) made decisions related to compensation for our executives, including our Named Executive Officers, for fiscal 2012.

We executed a successful leadership transition when Joseph F. Puishys succeeded Russell Huffer as our Chief Executive Officer and President on August 22, 2011. On August 22, 2011, Mr. Huffer resigned as our Chief Executive Officer, President and director. He remained as our employee until February 25, 2012, when he retired as our employee. Mr. Huffer served as our Chief Executive Officer and President from 1998 to August 22, 2011 and in various other leadership positions with our Company from 1986 to 1998.

Our Named Executive Officers for fiscal 2012 were the following current and former executive officers:

Current Executive Officers	Former Executive Officers
Joseph F. Puishys, Chief Executive Officer and President	Russell Huffer, Retired Chief Executive Officer and President
James S. Porter, Chief Financial Officer	Gregory A. Silvestri, Former Executive Vice President of Apogee and President of Viracon, Inc.
Patricia A. Beithon, General Counsel and Corporate Secretary
Mark R. Augdahl, Vice President Finance and Corporate Controller
Gary R. Johnson, Vice President and Treasurer

Messrs. Porter, Augdahl and Johnson and Ms. Beithon are collectively referred to as our “Other Four Current Named Executive Officers” in this Compensation Discussion and Analysis section.

Executive Summary

About Apogee. We provide distinctive value-added glass solutions for the architectural and picture framing industries. Our Architectural segment designs, engineers, fabricates, installs, maintains and renovates the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Our Large Scale Optical segment sells value-added glass and acrylic products for the custom picture framing market. Our Architectural and Large Scale Optical segments accounted for 88% and 12%, respectively, of our overall net sales for fiscal 2012.

Chief Executive Officer Transition. On January 19, 2011, Mr. Huffer informed our Board of Directors that he intended to retire from our Company by the end of fiscal 2012, but would continue to serve as our Chief Executive Officer and President until his successor was elected. Our Board of Directors embarked on a national search for our next Chief Executive Officer. On August 22, 2011, Mr. Puishys joined our Company as Chief Executive Officer and President, leaving a 32-year career with Honeywell International, Inc.

Mr. Puishys joined our Company with extensive experience leading global manufacturing businesses and expertise regarding the commercial construction industry. Mr. Puishys served as President of Honeywell’s Environmental and Combustion Controls division, a $3 billion business, from 2008 to 2011, and as President of Honeywell Building Solutions, a global leader in installation and service of integrated building solutions, from 2004 to 2008.

Since Mr. Puishys joined us on August 22, 2011, our Company has had significantly improved operational and financial performance, with net sales growth of 16% and earnings per share of $0.31 during the second half of fiscal 2012. In addition, Mr. Puishys led the domestic geographic expansion of two of our Architectural segment businesses, other growth initiatives, a new leadership development program and an increased focus on research and development.

Fiscal 2012 Business Conditions. As we expected, we faced challenging business conditions during fiscal 2012 due to the muted U.S. economic recovery, high U.S. unemployment, high commercial office vacancy rates and uncertainty in world financial markets. The U.S. commercial construction industry, the primary industry served by our Architectural segment, was at the bottom of a down cycle that is deeper and longer than any recent commercial construction cycles. This resulted in increased competition on construction projects. Our Large Scale Optical segment was impacted by low U.S. consumer confidence levels and weak retail conditions, which reduced demand for custom picture framing products.

Highlights of Our Fiscal 2012 Performance. Despite challenging business conditions, our Company performed well during fiscal 2012, significantly improving financial performance over fiscal 2011 and taking actions to position our Company for growth during fiscal 2013 and future years.

-	We grew overall net sales 14% over fiscal 2011.

-	We had operating income of $3,816,000, compared to a loss of $20,972,000 in fiscal 2011.

-	We had earnings per share from continuing operations of $0.17, compared to a loss of $0.51 per share in fiscal 2011.

-	Our Architectural segment increased net sales 15% over fiscal 2011 and had an operating loss of $12,072,000, compared to an operating loss of $37,668,000 in fiscal 2011, an improvement of $25,596,000 or 68% over the prior year.

-	Our Large Scale Optical segment increased net sales 4% over fiscal 2011 and had operating income of $19,605,000, comparable with fiscal 2011.

-	We had positive cash flow from continuing operations of $27,981,000 in fiscal 2012, compared to $7,985,000 of cash used by continuing operations in fiscal 2011.

-	We maintained a strong financial position during fiscal 2012, with a net positive cash position of $58,270,000 at the end of fiscal 2012, up $20,148,000 from the end of fiscal 2011.

-	We successfully integrated our Brazilian architectural glass business acquired during the fourth quarter of fiscal 2011, which provides us with fabrication operations in South America. Our Brazilian architectural glass business contributed approximately five percentage points of our 14% increase in net sales for fiscal 2012.

-	Our storefront business expanded its U.S. geographic operations by extending its delivery routes and opening two additional sales offices.

-	We had a successful leadership transition at our U.S. architectural glass business, our largest business.

Executive Compensation Philosophy and Practices. Our compensation programs are designed to attract, motivate and retain executive talent to achieve long-term success of our Company; pay for sustainable performance in a changing environment; and align the interests of our executive officers with our shareholders. We continue to refine our executive compensation program to reflect evolving executive compensation practices. The table below highlights our current executive compensation practices.

Our Executive Compensation Practices: (What We Do)	See Page	Executive Compensation Practices We Have Not Implemented or Have Discontinued: (What We Don’t Do)	See Page
- We tie pay to performance. A significant percentage of both short-term compensation and long-term compensation is performance-based.	28-29	- We do not have employment contracts for our Named Executive Officers, except for a transitional employment agreement with Mr. Puishys, who joined our Company on August 22, 2011 as our Chief Executive Officer and President.	60
- We review “tally sheets” for our executives and use that information as a factor in making compensation decisions.	32
- We mitigate undue risk, including utilizing caps on potential payments, multiple financial performance metrics, different metrics for our annual cash incentives and long-term performance share unit awards, and robust Board and Board Committee management processes to identify risk.	46	- We do not believe any of our Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on our Company.	46
- We have change-in-control severance agreements with four of our Named Executive Officers that provide benefits only upon a “double trigger.”	44	- We do not provide for excise tax gross-ups or single triggers in our change-in-control severance agreements.	44
- Commencing with awards made in fiscal 2012, our equity award agreements for awards made pursuant to our 2009 Stock Incentive Plan have “double trigger” change-in-control provisions for all employees.	62
- We provide minimal perquisites to our executives.	48-49

-   We do not provide tax reimbursement for or tax “gross-ups” on any perquisites.

-   We do not have any Company-owned or leased aircraft.

-   We do not pay for club memberships or executive health physicals for our executives.

			48-49
- We have adopted stringent share ownership guidelines and we review compliance annually. - We evaluate share utilization by reviewing overhang and annual run rates. - We have a formal hedging policy that prohibits all employees and directors from engaging in hedging transactions in our Company’s securities.	45	- We do not reprice underwater stock options or SARs.

- The Committee benefits from its utilization of an independent compensation consulting firm.	32	- The Committee does not allow its independent compensation consulting firm to provide any other services to our Company other than those requested by our Nominating and Corporate Governance Committee with respect to director compensation. The Committee’s independent compensation consulting firm does not provide any specific recommendations for compensation for our Chief Executive Officer or Other Four Current Named Executive Officers.	32
- We conduct an annual “Say on Pay” shareholder vote. In our first “Say on Pay” vote conducted last year, 96.8% of our shareholders approved our executive compensation.	65-66	- We do not have a clawback policy at this time, but will implement one once the SEC finalizes its rules under the Dodd-Frank Act.	45

Our Fiscal 2012 Executive Compensation Program. Total compensation includes a mix of short-term and long-term compensation and fixed and performance-based compensation.

-	Short-term compensation

o	Base salary (fixed)

o	Annual performance-based cash incentives (variable)

-	Long-term compensation

o	Time-based restricted stock award (variable)

o	Performance share units which are only earned upon achievement of certain three-year objective performance measures (variable)

The charts below illustrate the compensation mix of the primary compensation elements for fiscal 2012 for Mr. Puishys, our Current Chief Executive Officer, and our Other Four Current Named Executive Officers as a group. For Mr. Puishys, the fiscal 2012 compensation mix includes base salary (annualized), and a signing bonus that included a special, one-time cash bonus, a special, one-time new hire award of fully vested shares of our common stock, a special, one-time new hire time-based restricted stock award and a special, one-time new hire stock option award. The signing bonus provided to Mr. Puishys when he joined our Company was intended to replace a portion, but not all, of the forfeited compensation earned by him at his previous employer, and Mr. Puishys’ fiscal 2012 compensation mix does not reflect his compensation mix to be expected in future years. For fiscal 2013, Mr. Puishys will participate in the same compensation programs as the rest of our executive officers.

Short-Term and Long-Term Composition Mix

The charts below illustrate the mix of fixed and variable compensation for fiscal 2012 for Mr. Puishys, our Current Chief Executive Officer, and our Other Four Current Named Executive Officers as a group. For Mr. Puishys, fixed compensation includes base salary (annualized) and the special one-time cash bonus and one-time new hire award of fully vested shares of our common stock that were components of his signing bonus, and variable compensation includes the special, one-time new hire time-based restricted stock award and special, one-time new hire stock option award components of his signing bonus. The fiscal 2012 mix of fixed and variable compensation for Mr. Puishys does not reflect the mix of fixed and variable compensation to be expected in future years. As noted above, Mr. Puishys will participate in the same compensation program as the rest of our executive officers for fiscal 2013. For our Other Four Current Named Executive Officers, fixed compensation includes base salary and variable compensation includes annual cash incentive compensation at target performance, time-based restricted stock awards and performance share unit awards at target performance.

Fixed and Variable Compensation Mix

Fiscal 2012 Compensation Actions. The following highlights the Committee’s key compensation decisions for fiscal 2012. These decisions were made after reviewing compensation data provided by the Committee’s independent compensation consultant.

-	Transitional Employment Agreement for New Chief Executive Officer. Our Company entered into a transitional employment agreement with Mr. Puishys to induce him to leave his prior employer, provide certain incentives for him to remain with our Company and to have him subject to certain non-compete and non-solicitation obligations should he leave our Company. Mr. Puishys’ new hire compensation package was developed after reviewing compensation data provided by the Committee’s independent compensation consultant and with the assistance of the national executive search firm retained by the CEO Search Committee of our Board.

Mr. Puishys’ transitional employment agreement provides for an initial base salary of $600,000 for fiscal 2012, prorated for the months he was employed by us, and a signing bonus valued at $3,600,000 to replace a portion, but not all, of the compensation earned by Mr. Puishys at his prior employer that he forfeited when he joined our Company. The signing bonus was delivered using a combination of (i) cash bonus of $500,000 that will be paid on May 11, 2012; (ii) 59,952 fully vested shares of our common stock valued at $500,000 issued on the day he joined our Company; (iii) 155,875 shares of time-based restricted stock valued at $1,300,000, which will vest in equal installments over five years; and (iv) options to purchase 450,512 shares of our common stock with a Black-Scholes valuation of $1,300,000, which vest over a three-year period. The vesting periods of the time-based restricted stock and stock option awards provide incentive for Mr. Puishys to remain our Chief Executive Officer and President. We used stock options for a significant portion of his signing bonus, as Mr. Puishys will derive no value from the stock option awards if our stock price does not increase. Since Mr. Puishys joined our Company at the end of the second quarter of fiscal 2012, he was not eligible for any annual cash incentive for fiscal 2012 and did not receive a performance share unit award for the fiscal 2012 – 2014 performance period.

As provided in his transitional employment agreement, beginning with fiscal 2013, Mr. Puishys will participate in the same compensation programs as the rest of our executive officers. Mr. Puishys will participate in our annual incentive plan, with a target incentive bonus equal to 100% of his fiscal 2013 base salary, and be awarded shares of time-based restricted stock with a target value of $400,000 and performance share units with respect to the fiscal 2013 – 2015 fiscal performance cycle with a target value of $600,000, which are at levels comparable to our retired Chief Executive Officer in recent years. The terms of Mr. Puishys’ employment agreement are described in more detail under “Transitional Employment Agreement with Our Current Chief Executive Officer” on page 43 and were previously described in our Form 8-K filed on August 8, 2011. The Committee believes that the transitional employment agreement entered into with Mr. Puishys was necessary to attract a talented executive with experience in the commercial construction industry and leadership skills to build and grow our businesses and to induce him to leave a successful career at his previous employer.

-	Base Salaries. Because we anticipated fiscal 2012 would be a challenging year, we did not give any merit increases to our Named Executive Officers for fiscal 2012; however, Mr. Augdahl received a 7% base salary increase at the time of his promotion to Vice President, Finance. The Committee awarded base salary increases for fiscal 2013 ranging from 2.5% to 5.0% to our Named Executive Officers.

-	Annual Cash Incentives. Our Other Four Current Named Executive Officers earned fiscal 2012 annual cash incentives ranging from 50% to 120% of their fiscal 2012 base salaries. Mr. Huffer earned a fiscal 2012 annual cash incentive of $157,500, equal to 23% of his fiscal 2012 base salary, which was prorated for the number of weeks of fiscal 2012 that he served as our Chief Executive Officer and President. Because Mr. Puishys joined our Company at the end of our second quarter, he did not participate in our fiscal 2012 annual cash incentive program; however, as required by his employment agreement, he received a special, one-time cash bonus of $500,000 as part of his new hire signing bonus.

-	Long-Term Equity Awards. On April 26, 2011, the Committee awarded to our Other Four Current Named Executive Officers time-based restricted stock awards with values ranging from 20% to 51% of their fiscal 2012 base salaries and have the opportunity to earn fiscal 2012 – 2014 performance share unit awards at target with values ranging from 30% to 72% of their fiscal 2012 base salaries. The Committee did not make any time or performance-based restricted stock awards to Mr. Huffer because of his planned retirement.

-	Performance Share Unit Payouts. The fiscal 2010 – 2012 performance share unit awards paid out at 61.67% of target because our Company met the market growth metric at above target level, yet, at the same time, we did not meet the threshold level on the return on invested capital (“ROIC”) or earnings per share (“EPS”) metrics for the performance period.

-	Total Direct Compensation. Fiscal 2012 total direct compensation (base salary, actual annual cash incentives awarded for fiscal 2012 performance, and long-term incentives granted in fiscal 2012) for our Other Four Current Named Executive Officers was 32% higher than fiscal 2011 total direct compensation because we had significantly better performance during fiscal 2012.

-	Chief Executive Officer Retirement. In connection with Mr. Huffer’s announcement that he intended to retire from the position of Chief Executive Officer by the end of fiscal 2012 and in recognition of his 13 years of service as our Chief Executive Officer and additional 12 years of service to our Company in other senior management positions, the Committee and our Board approved a transition agreement with Mr. Huffer on April 27, 2011, which is described in more detail under “Transition Agreement with Our Retired Chief Executive Officer” on page 44 and was previously described in our 2011 proxy statement.

Overview of Primary Compensation Elements

The table below provides an overview of the three primary compensation elements used in our executive compensation program.

Compensation Element	Objective	How Determined	Market Positioning(1)	How Impacted by Performance
Base Salary	Attract and retain executives by offering pay programs that are competitive with the market.	Annual subjective assessment of executive leadership and individual performance, experience, tenure, competitive market data, internal equity among positions with similar responsibilities, and executive potential.	Targeted to be around the 50th percentile relative to competitive market practices.	Based on individual performance.
Annual Cash Incentive Compensation	Provide incentive for achievement of pre-defined annual Company performance results.

For target bonus award opportunity percentages – competitive market data and trends and internal equity among positions with similar responsibilities.

For actual bonus payouts – performance against pre-established criteria in our annual cash incentive plan.

Target level performance results in target total cash compensation (base salary plus annual cash incentive compensation) that is generally at or below the 50th percentile.

Above target performance results in maximum total cash compensation that is slightly above the 50th percentile.

Below target performance results in threshold total cash compensation that is generally at or below the 25th percentile.

Payout dependent on achievement of Company financial performance goals.
Long-Term Equity Incentive Compensation: • Time-Based Restricted Stock and • Performance Share Units	Align the interests of executives with shareholders and to focus on long-term sustained performance. Provide executives with an equity position in Apogee. Create appropriate retention incentives.	Company performance, annual subjective assessment of achievement of individual business objectives, market data and trends, internal equity among positions with similar responsibilities and executive potential.	Targeted generally to be at or slightly above the 50th percentile for target performance and up to the 75th percentile for maximum performance.

Increase in our common stock price increases the value of the time-based restricted stock awards.

Payout of performance share units is dependent on achievement of financial and market share growth performance goals.

(1)	Actual pay levels may be above or below the targeted level depending on all of the factors outlined in the “How Determined” column in the table above.

Compensation Process

Our compensation program is evaluated annually taking into consideration changes to our business strategy and plans. The Committee reviews a compensation “tally sheet,” which lists total direct compensation (base salary, annual cash incentive compensation and long-term equity incentive awards), perquisites, other elements of executive compensation, broad-based employee benefits and wealth accumulation through Company equity and retirement plans for our Named Executive Officers. The compensation tally sheet is one of many factors used by the Committee to make individual compensation decisions. The Committee does not generally consider compensation earned in prior years in establishing the elements and levels of compensation for the current fiscal year. The Committee also considers the annual performance evaluations of our Named Executive Officers and reviews its compensation consultant’s independent analyses of compensation for our Named Executive Officers and other executive officers and senior management based on comparable positions using both published survey sources and company proxy statement data to determine our competitive positioning relative to the markets where we recruit. Our Chief Executive Officer makes recommendations to the Committee on compensation for our other Named Executive Officers, but does not participate in the determination of his own compensation.

The Committee makes the annual grant of long-term equity awards to executives primarily at its regularly scheduled meeting held during our Company’s first quarter of each fiscal year. The exact date of such meeting is generally established by the Committee more than a year in advance of the meeting.

Annually, the performance of each of our Named Executive Officers is evaluated based on a subjective assessment of (i) his or her executive leadership and (ii) achievement of agreed-upon individual business objectives for the just-completed fiscal year. The annual performance evaluation of our Chief Executive Officer is conducted by our Nominating and Corporate Governance Committee, with all non-employee directors participating in the performance evaluation. The results of the Chief Executive Officer’s annual performance evaluation are reported to and reviewed by the Committee and our full Board. Our Chief Executive Officer conducts or participates in the annual performance evaluation of our Other Four Named Executive Officers and reviews the results with members of the Committee.

The annual subjective performance evaluations of our Named Executive Officers’ executive leadership are used by the Committee in determining the base salaries for our Named Executive Officers and base salary increases if given or warranted. The annual subjective performance evaluations of our Named Executive Officers’ achievement of agreed-upon individual business objectives for the just-completed fiscal year are used by the Committee in deciding whether to reduce the annual cash incentive award for the just-completed fiscal year and are the primary criteria used by the Committee in making the time-based restricted stock component of long-term equity compensation.

Consulting Assistance, Competitive Market and Compensation Positioning

Use of Independent Compensation Consultant. The Committee has retained Pearl Meyer & Partners to provide advice regarding compensation program design, competitive practices, market trends, peer group composition and compensation for our Chief Executive Officer, other executive officers and other members of senior management. Pearl Meyer & Partners reports directly to the Committee, and does not provide any other services to our Company beyond those requested by the Committee or our Nominating and Corporate Governance Committee with respect to non-employee director compensation. Pearl Meyer & Partners regularly attends meetings of the Committee but does not establish compensation levels for our executives.

Competitive Market. The Committee relies on its independent compensation consultant to help define the appropriate competitive market using a combination of peer group companies and surveys of manufacturing and general industry executive compensation identified by its compensation consultant. The information on the competitive market is used by the Committee:

•	As an input in developing base salary ranges, annual cash incentive targets and long-term incentive ranges;
•	To benchmark the form and mix of long-term awards;
•	To benchmark overhang levels (dilutive impact on our shareholders of equity compensation) and annual burn rate (the aggregate shares awarded as a percentage of total outstanding shares);
•	To assess the competitiveness of total direct compensation awarded to our Named Executive Officers and certain of our other executives; and
•	As an input in designing our compensation plans.

The selection criteria identified for determining and/or reviewing our Company’s peer group generally include:

•	Companies with revenue within a similar range (0.33 to 2.0 multiple).
•	Companies with market capitalization to revenue ratio of greater than 0.5.
•	Companies in the same or similar GICS code.
•	Companies with business model similarity, which may include the following:
-	Coatings for special purposes (i.e., protective, UV, etc.),
-	Construction materials, primarily for commercial or industrial application,
-	Specialized/customized product lines,
-	Heavy-duty manufacturing operations and project-directed manufacturing,
-	Project-based businesses,
-	Green product or service initiatives, and
-	Revenues generated primarily in the United States (greater than 60%).
•	Companies in the same geographic location (to a lesser degree).
•	Companies included in the prior-year peer group, to help ensure year-over-year consistency (where appropriate).

Compensation actions taken during fiscal 2012, including the determination of fiscal 2012 base salaries, annual cash incentive compensation targets and long-term compensation equity awards, and the fiscal 2010 – 2012 performance share unit award targets, were based on a 22-company peer group, which consisted of the following companies:

Actuant Corporation	H.B. Fuller Company
Aegion Corp.	Lydall, Inc.
Azz incorporated	Mueller Water Products, Inc.
CLARCOR, Inc.	NCI Building Systems, Inc.
Columbus McKinnon Corporation	Polaris Industries Inc.
Daktronics, Inc.	Quaker Chemical Corporation
Donaldson Company, Inc.	Quanex Building Products Corporation
Eagle Materials Inc.	Tennant Company
EnPro Industries, Inc.	Thomas & Betts Corporation
Graco Inc.	The Toro Company
Griffon Corporation	Valmont Industries, Inc.

During the third quarter of fiscal 2012, the Committee, with the assistance of its independent compensation consultant and using the selection criteria outlined above, identified a new peer group. Each company selected met at least three of the selection criteria. The new peer group consists of 15 companies, including the following companies:

Aegion Corp.	Griffon Corporation
Azz incorporated	H.B. Fuller Company
CLARCOR, Inc.	Lydall, Inc.
Columbus McKinnon Corporation	NCI Building Systems, Inc.
Daktronics, Inc.	Quaker Chemical Corporation
Eagle Materials Inc.	Quanex Building Products Corporation
EnPro Industries, Inc.	Tennant Company
Graco Inc.

Seven companies in our prior peer group were excluded from our new peer group because they had revenues greater than, and/or market capitalization to revenue ratios lower than, our selection criteria.

Fiscal 2012 Compensation Actions

Fiscal 2012 Annual Performance Evaluations. The performance during fiscal 2012 of each of our Named Executive Officers, except Mr. Silvestri, was evaluated based on a subjective assessment of (i) his or her executive leadership and (ii) achievement against his or her individual business objectives for fiscal 2012. Below is certain information regarding each Named Executive Officer’s individual business objectives for fiscal 2012 and accomplishments against those objectives.

•

Mr. Puishys. Mr. Puishys’ individual business objectives for the last six months of fiscal 2012 were based on the following: financial and operational performance, net sales growth, strategy development, executive leadership development, and research and development. Since Mr. Puishys joined our Company on August 22, 2011, our Company had net sales growth of 16% and earnings per share of $0.31 during the second half of fiscal 2012. Mr. Puishys led the domestic geographic expansion of two of our Architectural segment businesses, other growth initiatives and a new leadership development program. He also increased our focus on new product development and research.

•

Mr. Porter. Mr. Porter’s individual business objectives for fiscal 2012 were based on the following: financial and operational performance, strategy and business development, succession planning and execution of our Company-wide enterprise resource planning system implementation. Mr. Porter drove initiatives to generate positive free cash flow for fiscal 2012 and ensured implementation of liquidity to support future growth of the Company. He also drove domestic geographic expansion for our storefront and installation businesses and the European expansion of our Large Scale Optical segment, and continued to oversee progress with implementation of our Company-wide enterprise resource planning system.

•

Ms. Beithon. Ms. Beithon’s individual business objectives for fiscal 2012 were based on the following: corporate governance and compliance, litigation and claim management and support for growth initiatives. Ms. Beithon assisted the Board in formation of the Strategy and Enterprise Risk Committee, amendment of Board Committee charters and implementation of a board portal to facilitate distribution of Company information to Board members. Ms. Beithon led increased compliance training in the areas of the Foreign Corrupt Practices Act and government contracting and assisted in the successful integration of our Brazilian architectural glass business acquired during the fourth quarter of fiscal 2011.

•

Mr. Augdahl. Mr. Augdahl’s individual business objectives for fiscal 2012 were based on the following: financial reporting, internal controls and internal audit, business development and execution of our Company-wide enterprise resource planning system implementation and finance organization leadership development. Mr. Augdahl led initiatives to improve our financial reporting and internal controls and assisted in the successful integration of our Brazilian architectural glass business acquired during the fourth quarter of fiscal 2011. He also assisted in improving the financial monitoring of our Company-wide enterprise resource planning system and the development of our finance organization.

•

Mr. Johnson. Mr. Johnson’s individual business objectives for fiscal 2012 were based on the following: enterprise risk management, safety, working capital, cash and foreign exchange management, credit facility management, tax strategy and real estate portfolio management. Mr. Johnson led our enterprise risk management program with a specific focus on the successful integration of our Brazilian architectural glass business acquired during the fourth quarter of fiscal 2011 and coordinated various safety initiatives that resulted in an improved safety record for fiscal 2012. He led several working capital management initiatives that contributed to an over $30 million increase in cash and short-term marketable securities during fiscal 2012, including a $10.3 million sale and leaseback of certain manufacturing equipment pursuant to a low fixed-rate, long-term lease.

•

Mr. Huffer. Since it was anticipated that Mr. Huffer would only serve as our Chief Executive Officer and President for a portion of fiscal 2012, his individual business objectives for that period of time were based on the following: cash flow management, commercial construction industry initiatives, operational performance of an Architectural segment business unit, and execution of our Company-wide enterprise resource planning system implementation. Prior to his retirement in August 2011, Mr. Huffer initiated actions to improve product pricing in our Architectural segment; established guidelines to minimize capital spending while general market conditions were depressed; began work on a budgeting process that would give our Company an opportunity to generate positive cash flow; and continued to work with architects and others on the benefits of Apogee’s glass products as energy efficient solutions.

Base Salary. Base salary reflects a fixed portion of the overall compensation package and is the base amount from which other compensation elements are determined, such as target annual cash and long-term equity incentive compensation award opportunities, benefits and retirement savings opportunities. Because several other elements of compensation are driven by base salary, the Committee is careful to set the appropriate level of base salary.

Base salaries for our Named Executive Officers are individually determined by the Compensation Committee. There are three situations that may warrant adjustment to base salary:

•	Annual merit increases
•	Promotions or changes in role or responsibilities
•	Market adjustments

For fiscal 2012, none of our Named Executive Officers received an annual merit increase because of challenging market conditions. However, Mr. Augdahl received a 7.0% increase in connection with his promotion to Vice President, Finance on May 16, 2011. With our improved performance, our Named Executive Officers received merit increases ranging from 2.5% to 5.0% for fiscal 2013.

The percent increase in base salary for each of our Named Executive Officers for fiscal 2012 and 2013 are set forth in the following table.

Base Salary

Name	Fiscal Year 2012 ($)	Percent Increase in Fiscal Year 2012 (%)	Fiscal Year 2013 ($)	Percent Increase in Fiscal Year 2013 (%)
Joseph F. Puishys	600,000	N/A	630,000	5.0
James S. Porter	360,700	0.0	375,000	4.0
Patricia A. Beithon	285,400	0.0	294,000	3.0
Mark R. Augdahl	202,444	7.0	207,505	2.5
Gary R. Johnson	198,459	0.0	204,413	3.0
Russell Huffer	700,000	0.0	N/A	N/A
Gregory A. Silvestri	360,700	N/A	N/A	N/A

The fiscal 2012 base salaries of our Named Executive Officers averaged at the 46th percentile of comparable positions in the competitive market, ranging from the 25th to the 55th percentile for our Named Executive Officers. The fiscal 2013 base salaries of our Named Executive Officers averaged at approximately the 50th percentile, ranging from the 40th to the 60th percentile, using our new peer group.

Annual Cash Incentive Compensation. Annual cash incentive awards are designed to reward short-term performance results and the metrics are generally objective financial goals based on the annual operating plan approved by our Board. Annual cash incentive awards to our Named Executive Officers and other executives can be made pursuant to our shareholder-approved Amended and Restated Apogee Enterprises, Inc. Executive Management Incentive Plan (the “Executive MIP”), as described below, or individual annual cash incentive plans, as described below.

For fiscal 2012, the annual cash incentive compensation for Messrs. Porter, Johnson and Huffer and Ms. Beithon was made pursuant to our Executive MIP, and for Mr. Augdahl, pursuant to an individual annual cash incentive plan. Since Mr. Puishys joined our Company on August 22, 2011, he did not participate in our fiscal 2012 annual cash incentive plan.

Executive MIP. Our Executive MIP was adopted to ensure the tax deductibility of the annual cash incentive compensation that may be earned by our Named Executive Officers. Our Executive MIP is designed to be an annual bonus “pool” plan. Each fiscal year, the Committee establishes a bonus pool equal to a percentage of one or more performance factors from a list of approved factors set forth in our Executive MIP. Our Company must meet the selected performance factor for the bonus pool in order for a bonus pool to be established for the fiscal year.

Each fiscal year, the Committee selects the executives of our Company who will participate in our Executive MIP for that year and assigns a percentage of the bonus pool to each participating executive, with the total percentage not to exceed 100% for any given year. The percentage of the bonus pool assigned to each participating executive establishes the maximum annual cash incentive award payout for that individual participant for the current fiscal year; however, no one individual payout can exceed $1,500,000 in any given fiscal year.

The actual annual cash incentive awards to be paid to participants after the annual bonus pool has been established may be adjusted downward based on the achievement of one or more additional predetermined, objective performance goals based on the annual operating plan approved by our Board. At least one of the additional predetermined objectives must be met at the threshold level in order for an annual cash incentive to be paid to an executive.

Generally, if the threshold performance level for all financial goals is achieved, 50% or less of the target award will be paid; if target performance level for all financial goals is achieved, 100% of the target award will be paid; and if maximum performance level for all annual financial goals is achieved, 200% of the target award will be paid. If threshold performance level for only one financial metric is achieved and threshold performance is not achieved for any of the other financial goals, less than 50% of the target award will be paid based on the weighting allocated to that specific financial performance goal. For any performance between these levels, awards will be interpolated. The Committee has the discretion to further reduce payouts under our Executive MIP as appropriate.

Individual Annual Cash Incentive Plan. Executives who are not selected by the Committee to participate in the Executive MIP for a particular fiscal year may earn annual cash incentive compensation under individualized annual cash incentive plans. The Committee reviews and approves the individual annual cash incentive plans, which are based on objective financial performance metrics of our Company as a whole or one or more of our business units or a combination thereof. The Committee has the discretion to reduce payouts.

Fiscal 2012 Annual Cash Incentive Payouts. The performance factor used to establish the bonus pool under our Executive MIP was Apogee net sales. The performance goals used for fiscal 2012 awards for annual cash incentive awards made pursuant to our Executive MIP for Messrs. Porter and Johnson and Ms. Beithon and individual cash incentive plan for Mr. Augdahl were a combination of Apogee net sales and EPS from continuing operations (excluding certain Chief Executive Officer transition costs). Mr. Huffer, who retired as our Chief Executive Officer and President on August 22, 2011, had non-financial performance goals (as set forth in the “Fiscal 2012 Annual Cash Incentive Compensation Payouts” table on page 38), as it was anticipated that he would serve as our Chief Executive Officer and President for only a portion of fiscal 2012. The table below sets forth certain information with respect to the performance goals for 2012 annual cash incentive awards for our Other Four Current Named Executive Officers.

	Fiscal 2012 Annual Cash Incentive Performance Levels

Performance Goal	Threshold	Target	Maximum
Net Sales	$598,786,000	$640,698,000	$661,300,000
EPS from Continuing Operations, Excluding Certain CEO Transition Costs(1)	$0.00	$0.00	$0.20

(1)

For purposes of calculating annual cash incentive compensation, the Committee decided to exclude $1,811,155, or $0.05 per share, of unplanned costs related to the recruitment and hiring of Mr. Puishys as our new Chief Executive Officer, including fiscal 2012 salary, signing bonus, and legal and miscellaneous fees. The costs related to Mr. Huffer’s transition agreement were not excluded from the calculation of EPS from Continuing Operations.

The table below sets forth certain information with respect to fiscal 2012 annual cash incentive compensation award payout ranges as a percentage of fiscal 2012 salary for our Named Executive Officers.

Fiscal 2012 Annual Cash Incentive Compensation Ranges

Name	Threshold Payout as a Percentage of Salary (%)(1)	Target Payout as a Percentage of Salary (%)(2)	Maximum Payout as a Percentage of Salary (%)(3)
Joseph F. Puishys(4)	N/A	N/A	N/A
James S. Porter	9.90	60.00	120.00
Patricia A. Beithon	8.25	50.00	100.00
Mark R. Augdahl	4.13	25.00	50.00
Gary R. Johnson	4.13	25.00	50.00
Russell Huffer(5)	0.36	36.00	36.00
Gregory A. Silvestri(6)	N/A	N/A	N/A

(1)

Assumes threshold performance level is achieved for only the performance goal with the lowest weighting and is not achieved for any other performance goals. If actual results are below threshold performance level, the payout will be zero.

(2)	Assumes target performance level is achieved for all performance goals.

(3)	Assumes maximum performance level is achieved for all performance goals.

(4)	Mr. Puishys joined our Company on August 22, 2011 and did not participate in our fiscal 2012 annual cash incentive compensation program.

(5)

Mr. Huffer’s annual cash incentive payout as a percentage of salary at threshold, target and maximum performance was prorated for the portion of fiscal 2012 that he served as our Chief Executive Officer and President, which was approximately 48% of fiscal 2012.

(6)	Mr. Silvestri resigned from our Company on March 11, 2011 and did not participate in our fiscal 2012 annual cash incentive program.

In fiscal 2012, we achieved net sales of $662,463,000, which was above maximum level, and EPS from continuing operations of $0.17, which after excluding Chief Executive Officer transition costs of $1,811,155, or $0.05 per share, was above maximum level. In determining the annual cash compensation payout for our Named Executive Officers, the Committee determined that all our Other Four Current Named Executive Officers had substantially met, and Mr. Huffer had partially met, his or her individual business objectives. Information regarding the payout of the fiscal 2012 annual cash incentive awards for Messrs. Porter, Augdahl, Johnson and Huffer and Ms. Beithon is set forth below.

Fiscal 2012 Annual Cash Incentive Compensation Payouts

	Performance Metrics		Potential Payout		Actual Payout
Name	Metric	Weighting (%)	Target Payout as a Percent of Salary (%)	Target Payout Level ($)	Percentage of Target (%)	Payout Amount ($)	Percent of Salary (%)
Joseph F. Puishys(1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
James S.	Net Sales	33	19.80	71,419	200.00	142,838	39.60
Porter	EPS from Cont. Ops.	67	40.20	145,001	200.00	290,002	80.40

		100	60.00	216,420	200.00	432,840	120.00
Patricia A.	Net Sales	33	16.50	47,091	200.00	94,182	33.00
Beithon	EPS from Cont. Ops.	67	33.50	95,609	200.00	191,218	67.00

		100	50.00	142,700	200.00	285,400	100.00
Mark R.	Net Sales	33	8.25	16,702	200.00	33,404	16.50
Augdahl	EPS from Cont. Ops.	67	16.75	33,909	200.00	67,818	33.50

		100	25.00	50,611	200.00	101,222	50.00
Gary R.	Net Sales	33	8.25	16,373	200.00	32,746	16.50
Johnson	EPS from Cont. Ops.	67	16.75	33,242	200.00	66,484	33.50

		100	25.00	49,615	200.00	99,230	50.00
Russell	Cash Flow Management	25	9.00	63,000	100.00	63,000	9.00
Huffer(2)	Industry Initiatives	25	9.00	63,000	100.00	63,000	9.00
	Business Unit Perf.	25	9.00	63,000	50.00	31,500	4.50
	ERP Implementation	25	9.00	63,000	0.00	—	0.00

		100	36.00	252,000	62.50	157,500	22.50
Gregory A. Silvestri(3)	—	N/A	N/A	N/A	N/A	N/A	N/A

(1)

Mr. Puishys joined our Company on August 22, 2011 and was not eligible to receive fiscal 2012 annual incentive cash compensation. Pursuant to the terms of his employment agreement, Mr. Puishys received a $500,000 contractual cash bonus on May 11, 2012, which was part of his special, one-time signing bonus to replace a portion, but not all, of his earned compensation from his prior employer that he forfeited when he joined our Company.

(2)	Mr. Huffer’s annual cash incentive payout was prorated for the portion of fiscal 2012 that he served as our Chief Executive Officer and President, which was approximately 48% of fiscal 2012.

(3)	Mr. Silvestri resigned from our Company effective as of March 11, 2011 and did not participate in our fiscal 2012 annual cash incentive program.

For fiscal 2012, total base salary and actual annual cash incentives for each of our Other Four Current Named Executive Officers were above the 75th percentile, based on data provided by the Committee’s independent compensation consultant. The amounts of the fiscal 2012 annual cash incentive award payouts as determined by the Committee are also disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 47.

Long-Term Equity Incentive Compensation. We utilize two forms of instruments to deliver long-term equity incentive compensation each year. The mix of long-term incentive instruments is determined annually by the Committee. For fiscal 2012, the mix of long-term incentive compensation for our Other Four Current Named Executive Officers was approximately 40% time-based restricted stock awards and 60% performance share units.

Time-Based Restricted Stock Awards. Each year, the Committee determines a fixed dollar value of the time-based restricted stock award for each executive for the just-completed fiscal year. The Committee begins its deliberations with a targeted fixed dollar value, as a percentage of base salary, which is based on competitive levels of total direct compensation for comparable positions in the competitive market, based on data provided by the Committee’s independent compensation consultant. The Committee determines a final fixed dollar value for each of our Named Executive Officers after considering the subjective evaluation of each of our Named Executive Officers’ performance against his or her individual business objectives. The time-based restricted stock awards will generally vest in three equal annual installments commencing on the first anniversary date of the award.

On April 26, 2011, the Committee determined that each of our Other Four Current Named Executive Officers had substantially met his or her individual business objectives for fiscal 2011 and awarded our Other Four Current Named Executive Officers time-based restricted stock as follows:

Fiscal 2012 Restricted Stock Awards

Name	Time-Based Restricted Stock Awarded (#)	Value of Award ($)(1)	Percentage of Fiscal 2012 Salary (%)	Grant Price ($)
Joseph F. Puishys(2)	N/A	N/A	N/A	N/A
James S. Porter(3)	12,113	171,399	48	14.15
Patricia A. Beithon(4)	10,359	146,580	51	14.15
Mark R. Augdahl(5)	2,861	40,483	20	14.15
Gary R. Johnson(6)	3,086	43,667	22	14.15
Russell Huffer(7)	N/A	N/A	N/A	N/A
Gregory A. Silvestri(7)	N/A	N/A	N/A	N/A

(1)	The value of the award was calculated by multiplying the number of shares of restricted stock by $14.15, the closing price of our common stock on April 26, 2011, the date of grant.

(2)

Mr. Puishys joined our Company on August 22, 2011 and, pursuant to his employment agreement, received special, one-time new hire equity awards as part of his signing bonus. See “Transitional Employment Agreement with Our Current Chief Executive Officer” on page 43.

(3)

Mr. Porter’s individual business objectives for fiscal 2011 were based on the following: operational and financial performance, strategy development and implementation, succession planning, and execution of our Company-wide enterprise resource planning implementation.

(4)

Ms. Beithon’s individual business objectives for fiscal 2011 were based on the following: corporate governance and compliance, strategy implementation, litigation management, and environmental compliance.

(5)

Mr. Augdahl’s individual business objectives for fiscal 2011 were based on the following: financial reporting, internal controls and internal audit, strategy, implementation of our Company-wide enterprise resource planning system implementation and finance organization leadership development.

(6)

Mr. Johnson’s individual business objectives for fiscal 2011 were based on the following: enterprise risk management, safety, working capital and cash management, credit facility management, strategy implementation, tax strategy, and real estate portfolio management.

(7)

The Committee did not make a time-based restricted stock award to Mr. Huffer, who had announced his planned retirement from our Company on January 19, 2011, or to Mr. Silvestri, who had resigned from our Company effective as of March 11, 2011.

Performance Share Unit Awards. At the beginning of each fiscal year, a new three-year performance period begins and the corporate financial performance goals for that period are determined by the Committee. Each year, the Committee determines the fixed dollar value of performance share units that will be granted to each participating executive at the threshold, target and maximum performance levels based on input from our Chief Executive Officer and consideration of individual performance, our Company performance, market data and trends, internal equity and executive potential. The fixed dollar value was determined as a percentage of base salary.

The performance share units represent the right to receive shares of our common stock at the end of the three-year performance period depending upon actual performance achieved over that period. If we perform better than the target level, more performance share units will vest. Likewise, if we perform below the target level, fewer or no performance share units will vest. Until issuance of the shares at the end of the three-year performance period, a participant has no voting rights but dividends or other distributions (whether cash, stock or otherwise) accrue during the three-year performance period and will be paid only on the shares earned at the end of the performance period when such shares are issued.

On April 26, 2011, the Committee determined the fixed dollar value for the performance share units as a percentage of base salary at the threshold, target and maximum award levels for each of our Named Executive Officers for the performance share unit awards. Based on this analysis and review, the Committee awarded the right to earn performance share units to our Named Executive Officers on April 26, 2011 as follows:

Fiscal 2012 Performance Share Unit Awards
Name	Number of Performance Share Units Issued at Target Level (#)(1)	Value of Performance Share Units Issued at Target Level ($)(1)	Percentage of Fiscal 2012 Base Salary (%)	Additional Performance Share Units to be Received if Maximum Level of Performance is Achieved (#)	Range of Possible Payout (#)
Joseph F. Puishys	N/A	N/A	N/A	N/A	N/A
James S. Porter	18,354	259,709	72	18,354	0 – 36,708
Patricia A. Beithon	14,522	205,486	72	14,522	0 – 29,044
Mark R. Augdahl	4,292	60,732	30	4,292	0 – 8,584
Gary R. Johnson	4,628	65,486	33	4,628	0 – 9,256
Russell Huffer(2)	N/A	N/A	N/A	N/A	N/A
Gregory A. Silvestri(2)	N/A	N/A	N/A	N/A	N/A

(1)

The number of performance share units issued at target level was determined by dividing the value of performance share units issued at target level by $14.15, the closing price of our common stock on the NASDAQ Global Select Market on April 26, 2011, the date of grant.

(2)

The Committee did not make a performance share unit award to Mr. Huffer, who had announced his planned retirement from our Company on January 19, 2011, or to Mr. Silvestri, who resigned from our Company effective March 11, 2011.

Long-term compensation awards made during fiscal 2012 (restricted stock awards and performance share units awarded on April 26, 2011) to our Other Four Current Named Executive Officers averaged approximately at the 73rd percentile, based on data provided by the Committee’s independent compensation consultant.

Fiscal 2010 – 2012 Performance Share Unit Payouts. The minimum, target and maximum goals for the fiscal 2010 – 2012 performance share unit awards are set forth below.

Fiscal 2010 – 2012 Performance Share Unit Awards Payout Metrics and Payout Percentages
Performance Metric	Weight (%)	Minimum (50%)	Target (100%)	Maximum (200%)	Actual Performance	Percentage Earned (%)	Percentage Payout (%)
Average ROIC	33-1/3	4.5%	6.0%	7.8%	1.6%	—	—
Cumulative EPS	33-1/3	$2.00	$2.64	$3.40	$1.15	—	—
Market Share Growth(1) (33-1/3%)
Architectural Segment	28-1/3	0.0%	3.0%	6.0%	9.8%	200.00	56.67
Large-Scale Optical Segment	5	15.0%	20.0%	25.0%	20.0%	100.00	5.00

							61.67

(1)

The target for Architectural segment growth at the end of the performance period was set at 3.0% above market growth (or 3.0% less than the market decline) in the U.S. commercial construction market for the performance period as reported in the McGraw-Hill report. The McGraw-Hill report is an industry report regarding growth in the construction industry, which is adjusted for the number of months by which our Architectural segment lags the general commercial construction industry. The Committee relies on the McGraw-Hill report published just prior to the Committee meeting at which the payout is determined. The target for Large-Scale Optical segment value-added picture framing glass and acrylic growth was pre-set at a 20.00% increase in market share.

After completion of our fiscal 2012 audit, it was determined that the payout on the fiscal 2010 – 2012 performance share unit awards was as set forth below.

Fiscal 2010 – 2012 Performance Share Unit Payout

Name	Target Level of Performance Share Units (#)	Percentage Payout (%)	Total Performance Share Unit Payout (#)	Market Value of Total Performance Share Unit Payout ($)(1)
Joseph F. Puishys	N/A	N/A	N/A	N/A
James S. Porter	17,933	61.67	11,059	152,061
Patricia A. Beithon	14,843	61.67	9,154	125,868
Mark R. Augdahl	3,929	61.67	2,423	33,316
Gary R. Johnson	4,731	61.67	2,918	40,123
Russell Huffer	53,125	61.67	32,762	450,478
Gregory A. Silvestri	N/A	N/A	N/A	N/A

(1)

Market value of the total performance share unit payout is calculated by multiplying the closing price ($13.75) of our common stock on the NASDAQ Global Select Market on April 19, 2012, the date the Committee approved the final award, by the number of performance share units earned.

Fiscal 2012 Total Direct Compensation. For fiscal 2012, total direct compensation for Mr. Puishys, our Current Chief Executive Officer, includes base salary (annualized) and a special, one-time signing bonus of $3,600,000 to compensate him for forfeited compensation earned at his previous employer and was above the 75th percentile, based on data provided by the Committee’s independent compensation consultant. Mr. Puishys’ fiscal 2012 total direct compensation does not reflect his total direct compensation to be expected in future years. For our Other Four Current Named Executive Officers as a group, the actual total direct compensation for fiscal 2012 exceeded target total direct compensation because we had improved financial performance during the second half of fiscal 2012, which resulted in above target payouts on annual cash incentive compensation for fiscal 2012. Total direct compensation for fiscal 2012 for our Other Four Current Named Executive Officers includes base salary, annual cash incentive compensation for fiscal 2012, and long-term incentive compensation awarded on April 26, 2011, during fiscal 2012, and averaged slightly below the 75th percentile, based on data provided by the Committee’s independent compensation consultant.

Fiscal 2012 Executive Compensation Mix as Earned. The charts below illustrate the mix of compensation earned for fiscal 2012. For Mr. Puishys, this consists of base salary (annualized) and a special, one-time signing bonus payable pursuant to his employment agreement, which consisted of a contractual cash bonus, a fully-vested stock award, a time-based restricted stock award and a stock option award and is not reflective of the mix of compensation to be expected in future years. For our Other Four Current Named Executive Officers, it includes base salary, annual cash incentive compensation, the time-based restricted stock awarded on April 26, 2011, and payout of the Fiscal 2010 – 2012 performance share unit awards on April 19, 2012.

Actual Total Direct Compensation Mix

Other Benefit Programs. Executive officers are eligible to participate in our current benefit plans listed below.

•

Deferred Incentive Compensation Plans – Our executive officers may participate in voluntary non-qualified deferred incentive compensation plans that allow participants to defer compensation to assist in saving for retirement and certain short-term needs. These plans are described under the headings “2011 Deferred Compensation Plan” and “Legacy Deferred Compensation Plan” on page 59.

•

Legacy SERP – Prior to fiscal 2009, we provided a non-qualified defined benefit retirement compensation plan to certain executive officers. Our Legacy SERP was frozen in October 2008. Only two current employees are participants. This plan is described under the heading “Legacy Officers’ Supplemental Executive Retirement Plan” on page 57.

•

Other Benefits – Executive officers may participate on the same terms as all other employees in our 401(k) Retirement Plan, which is described under the heading “401(k) Retirement Plan” on page 58, and our employee stock purchase plan, which allows participants to purchase shares of our Company’s common stock by contributing up to $500 per week, with our Company contributing an amount equal to 15% of the participant’s weekly contributions. Executive officers also receive the same health and welfare benefits as offered to all other full-time employees, with the exception that we offer enhanced long-term disability benefits to our executive officers.

•

Perquisites – Generally, the only perquisites we make available to our Named Executive Officers are reimbursement of financial and estate planning fees of up to $2,000 annually, enhanced long-term disability benefits and payment of relocation expenses; however, Mr. Augdahl receives an annual automobile allowance of $10,119.

Other Employment Related Agreements

Transitional Employment Agreement with Our Current Chief Executive Officer. On August 5, 2011, Mr. Puishys and our Company entered into a transitional employment agreement setting forth the terms pursuant to which Mr. Puishys will serve as our Chief Executive Officer. The terms of Mr. Puishys’ transitional employment agreement were previously disclosed in our Form 8-K filed on August 8, 2011. The transitional employment agreement has a three-year term ending on August 22, 2014 (the “Term”) and provides that Mr. Puishys is entitled to:

•	A base salary, initially in the amount of $600,000 per year;
•	The signing bonus described below;
•

Participate in our Company’s annual incentive plan beginning in fiscal 2013, pursuant to which his target incentive bonus shall be an amount equal to 100% of his annual base salary for that fiscal year;

•

A time-based restricted stock award that vests in equal annual increments over a three-year period, to be awarded in fiscal 2013, the target value of which shall be $400,000 and the actual award of which could be between 100% and 160% of the target award value, depending on achievement of certain business objectives for fiscal 2012;

•

A performance share unit award with respect to the 2013-2015 fiscal year performance cycle, the target value of which shall be $600,000 and the actual value of the shares to be awarded pursuant to which could be between 0% and 200% of the target award value, depending on the achievement of certain business objectives over the three-year period;

•	Reimbursement of up to $25,000 for legal counsel and other adviser fees incurred by Mr. Puishys in connection with the negotiation and execution of the transitional employment agreement.

In connection with Mr. Puishys’ commencement of employment with our Company, and to replace compensation earned at his previous employer that he forfeited when he joined our Company, Mr. Puishys received the following as a signing bonus:

•	A special, one-time cash bonus in the amount of $500,000, which will be paid to Mr. Puishys on May 11, 2012, after the end of fiscal 2012;
•

A special, one-time new hire award of 155,875 shares of time-based restricted stock of our Company valued at $1,300,000 on August 22, 2011, which will vest in equal annual increments over a five-year period beginning on August 22, 2011;

•

A special, one-time new hire award of options to purchase 450,512 shares of our Company’s stock, valued using a Black-Scholes valuation at $1,300,000 on August 22, 2011, which will vest in equal annual increments over a three-year period beginning on August 22, 2011; and

•	A special, one-time new hire award of 59,952 unrestricted shares of our Company’s common stock valued at $500,000 on August 22, 2011.

The special, one-time equity grant components of the signing bonus were made as “inducement grants” pursuant to NASDAQ rules such that the shares of our common stock issuable pursuant to such grants are not deducted from shares authorized under our 2009 Stock Incentive Plan.

The transitional employment agreement provides that, if Mr. Puishys’ employment is terminated during the term of the agreement by our Company without “Cause” (as defined in the employment agreement) or by him for “Good Reason” (as defined in the employment agreement), Mr. Puishys shall be entitled to severance equal in amount to three, two or one times the sum of Mr. Puishys’ annual base salary plus target annual bonus if the termination occurs prior to August 22, 2012, 2013 or 2016, respectively; a lump sum payment equal to an amount equivalent to the cost of insurance premiums sufficient to pay for the continuation of medical and dental insurance for the applicable severance period; and automatic acceleration of any unvested signing bonus equity awards.

The employment agreement further provides that, if Mr. Puishys’ employment is terminated during the term because Mr. Puishys dies or becomes “Totally Disabled” (as defined in the employment agreement), Mr. Puishys or his spouse or estate, as the case may be, shall be entitled to any amounts due to Mr. Puishys for base salary through the date of termination and any other unpaid amounts to which Mr. Puishys is entitled as of the date of termination.

The employment agreement also prohibits Mr. Puishys from competing with our Company or soliciting our employees to leave their employment for a period of two years after termination of his employment with our Company.

Transition Agreement with Our Retired Chief Executive Officer. On April 27, 2011, we entered into a transition agreement with Mr. Huffer. The terms of Mr. Huffer’s transition agreement were described in our 2011 proxy statement. Pursuant to such agreement, Mr. Huffer retired as our Chief Executive Officer and President on August 22, 2011, the date Mr. Puishys joined our Company, but remained our employee through February 25, 2012. For his services in fiscal 2012, Mr. Huffer received a base salary of $700,000, and annual cash incentive compensation under our Executive MIP of $157,500, which was pro-rated based on the time that he served as our Chief Executive Officer during fiscal 2012. The transition agreement provided that he would not receive any new long-term equity incentive awards for fiscal 2012.

In recognition of his 25 years of service to our Company, including 13 years as Chief Executive Officer and 12 years of service in other senior management positions, pursuant to his transition agreement, on April 15, 2012, we paid Mr. Huffer $1,225,000 as separation pay, which was equal to his fiscal 2011 annual base salary plus his target annual cash incentive compensation for fiscal 2011, as well as $32,000 to defray premium costs for medical and dental insurance until he reaches the age of 65. In addition, we agreed to provide Mr. Huffer with transition assistance and to reimburse Mr. Huffer for legal fees and expenses incurred in connection with negotiation of the transition agreement up to a maximum aggregate amount of $50,000, of which $35,000 was paid during fiscal 2012. As provided in the transition agreement, on February 25, 2012, we accelerated vesting on 45,542 shares of unvested restricted stock awards held by him. Mr. Huffer entered into a general release of our Company from any and all claims and causes of action of any kind that he has or may have had against our Company. In addition, Mr. Huffer agreed to continue to be subject to the noncompetition and nonsolicitation covenants contained in each of his equity award agreements and each of the retirement plans in which he is a participant.

Separation Agreement with Former Officer. On March 11, 2011, we entered into a separation agreement with Mr. Silvestri, who resigned as our Executive Vice President and President of Viracon, Inc. effective as of March 11, 2011. The terms of Mr. Silvestri’s separation agreement were described in our 2011 proxy statement. Pursuant to the separation agreement, Apogee paid to Mr. Silvestri separation pay in the amount of $360,700, which is equal to 12 months of his fiscal 2011 base salary. In addition, Apogee paid Mr. Silvestri $28,606 for health insurance premium costs and $2,000 for legal fees incurred in reviewing and negotiating the separation agreement, and provided him with outplacement assistance in the amount of $20,000. Mr. Silvestri was prohibited under the separation agreement from competing with our Company and soliciting our employees to leave their employment through December 31, 2011.

Change-in-Control Program

The Committee believes that offering a change-in-control program provides executive officers a degree of security in the event of a corporate transaction and allows for better alignment of executive officer and shareholder interests. Our change-in-control severance agreements contain a “double trigger” for change-in-control benefits, which means that there must be both a change-in-control of our Company and a termination of the executive’s employment for the provisions to apply, and do not provide for a tax gross-up payment with respect to excise tax liability, if any, under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments. Our change-in-control severance agreements contain a “best-net-benefit” provision which provides that in the event that payments under the agreement trigger excise tax for the executive, the executive has the option to reduce the severance payment if the net benefit is greater than paying the excise tax himself or herself. Our Company has entered into change-in-control severance agreements with Messrs. Puishys, Porter and Johnson and Ms. Beithon. The Committee does not consider specific amounts payable under these arrangements when establishing annual compensation. See “Change-in-Control Severance Agreements” on page 62 and “Executive Benefits and Payments Upon Termination and Change-in-Control” on page 63 for more information on these arrangements.

Compensation Related Policies

Stock Ownership Guidelines for Executive Officers. We have had voluntary stock ownership guidelines for executives since 2001. The ownership guidelines are:

Position	Value of Common Stock to be Owned(1)
Chief Executive Officer and President	5 times base salary
Executive Vice Presidents, Chief Financial Officer and General Counsel	3 times base salary
Other Executive Officers	2 times base salary
Other Senior Corporate Executives	1 times base salary

(1)	Shares are valued based on the average closing price of our common stock for the fiscal year.

The Committee monitors compliance with our stock ownership guidelines annually. Each executive has five years from the date he or she becomes subject to the stock ownership guidelines to meet his or her ownership guideline. If an executive is promoted and the target is increased, an additional three-year period is provided to meet the ownership guideline. For purposes of calculating stock ownership, we include unvested shares of restricted stock and unearned performance share units at target level. We do not include unexercised stock options or SARs.

As of March 3, 2012, the last trading day of fiscal 2012, Messrs. Porter and Johnson and Ms. Beithon had achieved their stock ownership guidelines. Mr. Puishys, who joined our Company on August 22, 2011, and Mr. Augdahl, who was promoted on May 16, 2011, are making progress to meeting their stock ownership guidelines within the required time period.

Hedging Policy. Our Board of Directors believes that the interests of our executive officers and employees and members of our Board of Directors should be aligned with the interests of our shareholders. As a result, we have adopted a hedging policy that prohibits all employees and members of our Board of Directors from engaging in the purchase or sale of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our Company’s securities.

Clawback Policy. Our Board of Directors intends to implement a clawback policy and will do so once the SEC finalizes its rules for such a policy, as required by the Dodd-Frank Act. At this time, we do not currently have a clawback policy.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Internal Revenue Code”), we must meet specified requirements related to our performance and must obtain shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any of our Named Executive Officers, excluding our Chief Financial Officer. Our Executive MIP was approved by our shareholders in 2007 and includes specific performance criteria; therefore, annual incentive awards granted under our Executive MIP are deemed to meet the requirements of Section 162(m) and are not included in the $1,000,000 cap.

Our 1997 Omnibus Stock Incentive Plan, our Amended and Restated 2002 Omnibus Stock Incentive Plan, and our 2009 Stock Incentive Plan have been approved by our shareholders. Therefore, compensation attributable to certain equity awards and other awards granted under those plans may be excluded from the $1,000,000 cap under Section 162(m) as well. Additionally, cash compensation voluntarily deferred by our executive officers under our 2011 Deferred Compensation Plan and Legacy Deferred Compensation Plan is not subject to the Section 162(m) cap until the year paid. Compensation paid in fiscal 2012 subject to the Section 162(m) cap is not expected to exceed $1,000,000 for any of our Named Executive Officers other than Mr. Puishys, whose compensation exceeded the $1,000,000 cap by $312,157, primarily due to his special, one-time new hire award of fully vested shares of our common stock when he joined our Company.

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of our shareholders. As a result, the Committee may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of our Company and shareholders.

Changes to Our Executive Compensation Program for Fiscal 2013

The Committee continues to refine our executive compensation program to reflect evolving executive compensation practices.

Annual Cash Incentive Compensation

For fiscal 2013, the Committee will add Company days working capital as a financial metric for annual cash incentive compensation in order to promote better working capital management. Net sales and earnings per share will be the other financial metrics for fiscal 2013 annual cash incentive compensation.

Long-Term Incentive Compensation

Commencing with awards for fiscal 2013, we will use cash-based performance awards and time-based restricted stock as the instruments used to deliver long-term incentive compensation and will discontinue issuing performance share units. The Committee believes that cash-based performance awards are a better instrument for delivering long-term incentive compensation, as they are not dilutive to our shareholders. Commencing with awards made during fiscal 2013, the cash-based performance awards will have two-year performance periods rather than the three-year performance periods for performance share units and will pay out in two annual installments after completion of the performance period. The Committee believes a two-year performance period is more effective in driving Company performance and initiatives and that payout of earned cash awards over two years after completion of the performance period provides retention incentive. The performance metrics for the fiscal 2013 – 2014 cash-based performance awards will be cumulative net sales, cumulative EPS and average ROIC. The Committee decided to substitute cumulative net sales for market share growth, one of the metrics used for our fiscal 2010 – 2012 performance share unit awards, because it believes cumulative net sales is a better metric to drive Company performance.

Commencing with time-based restricted stock awards made in fiscal 2013, the Committee will exercise more discretion in awards made to executives, with actual time-based restricted stock awards ranging from 0% to 200% of an executive’s targeted fixed dollar value, which will provide more flexibility to reward executives for outstanding contributions to our Company.

New Peer Group

During the third quarter of fiscal 2012, the Committee, with the assistance of its independent compensation consultant, identified a new peer group for executive compensation purposes. Seven companies in our prior peer group were excluded from our new peer group because they had revenues and market capitalization significantly greater than our Company. The Committee believes our new 15-company peer group, which is listed on page 34, better reflects the size and business model of our Company.

Compensation Risk Analysis

During fiscal 2012, the Committee, with the assistance of its independent compensation consultant, assessed risk in our compensation plans, practices and policies and all fiscal 2012 incentive compensation plans. In performing this risk assessment, the Committee considered the mix of fixed and variable compensation, the mix of short-term and long-term incentive compensation, the extent to which performance metrics are directly reflected in our audited financial statements or other objective reports, the relative weighting of the performance metrics, and the likelihood that achievement of performance metrics could have a material impact on our financial performance in succeeding fiscal periods. In addition, the Committee considered various compensation risk control mitigation features in our compensation plans, including balanced financial performance metrics, multiple financial performance metrics for our annual cash incentive and long-term equity incentive plans, different financial performance metrics for our annual cash incentive and long-term equity incentive plans, appropriate maximum caps on our annual cash incentive and long-term incentive plans, and management stock ownership guidelines. The Committee will annually assess the risk of our compensation programs, policies and practices. The Committee does not believe any of our Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on our Company.

Summary Compensation Table

The following table sets forth the total compensation for services in all capacities for fiscal 2012, 2011 and 2010 awarded to our Named Executive Officers.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compen-sation ($)(4)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Joseph F. Puishys Chief Executive Officer and President(7)	2012	323,077		500,000	1,800,000	(8)	1,300,000	—	—	49,549	3,972,626
James S. Porter	2012	367,637		—	431,108	(9)	—	432,840	—	16,211	1,247,796
Chief Financial	2011	355,710		—	446,689	(10)	—	—	—	28,122	830,521
Officer	2010	334,750		—	408,133	(11)	—	284,705	—	28,962	1,056,550
Patricia A. Beithon	2012	290,888		—	352,066	(9)	—	285,400	110,859	19,758	1,058,971
General Counsel	2011	283,798		—	354,807	(10)	—	—	30,164	30,781	699,550
and Corporate Secretary	2010	277,070		—	337,801	(11)	—	160,673	62,821	32,187	870,552
Mark R. Augdahl Vice President Finance and Corporate Controller(12)	2012	204,300		—	101,215	(9)	—	101,222	163	18,625	425,525
Gary R. Johnson	2012	202,276		—	109,153	(9)	—	99,230	209	10,469	421,337
Vice President	2011	197,348		—	111,327	(10)	—	—	—	17,384	326,059
and Treasurer	2010	192,679		—	105,975	(11)	—	74,480	7,171	16,673	396,978
Russell Huffer	2012	737,019	(14)	—	—		—	157,500	1,003,741	1,338,542	3,236,802
Retired Chief	2011	700,000		—	1,303,483	(10)	—	—	560,447	66,527	2,630,457
Executive Officer, President and Chairman(13)	2010	700,000		—	1,380,879	(11)	—	811,860	828,674	70,580	3,791,993
Gregory A. Silvestri	2012	31,735	(16)	—	—		—	—	—	412,129	443,864
Former Executive	2011	358,277		—	446,689	(10)	—	—	—	23,682	828,648
Vice President and President of Viracon, Inc.(15)	2010	343,465		—	421,922	(11)	—	139,660	—	20,107	925,154

(1)

Our annual merit increases in salary are generally effective in May, the third month of our fiscal year. There were no merit increases for fiscal 2012; however, our fiscal 2012 was a 53 week year, which resulted in 53 weeks of base salary being earned by Messrs. Porter, Augdahl and Johnson and Ms. Beithon during the fiscal year.

(2)

The amounts shown in this column represent the grant date fair value of the special time-based restricted stock inducement award made to Mr. Puishys on August 22, 2011, when he joined our Company, and the time-based restricted stock and performance share unit awards made in fiscal 2012, 2011 and 2010 to our other Named Executive Officers. These amounts are calculated in accordance with FASB ASC Topic 718, based on the closing share price of our common stock on the date of grant. See Note 11, (Share-Based Compensation) to our fiscal 2012 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2012.

(3)

The amounts shown in this column represent the grant date fair value of options granted. In accordance with FASB ASC Topic 718, the grant date fair value for the awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 11, (Share-Based Compensation) to our fiscal 2012 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2012.

(4)

The amounts in this column represent the annual cash incentive awards to our Named Executive Officers pursuant to our Executive MIP or individual annual cash incentive plan for fiscal 2012 and our Executive MIP for fiscal 2011 and 2010. Our Executive MIP and individual annual cash incentive plan are discussed under the heading “Annual Cash Incentive Compensation” on page 36, and the awards made pursuant to such plans are discussed under the heading “Fiscal 2012 Annual Cash Incentive Payouts” on page 37 and “Grants of Plan-Based Awards” on page 50.

(5)

The following table shows each component of the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column for each of our Named Executive Officers for fiscal 2012, 2011 and 2010.

Name	Fiscal Year	Change in Pension Value ($)	Above Market Earnings on Amounts Deferred Pursuant to our Legacy Deferred Compensation Plan ($)
Joseph F. Puishys	2012	—	—
James S. Porter	2012	—	—
	2011	—	—
	2010	—	—
Patricia A. Beithon	2012	110,813	46
	2011	30,164	—
	2010	61,250	1,571
Mark R. Augdahl	2012	—	163
Gary R. Johnson	2012	—	209
	2011	—	—
	2010	—	7,171
Russell Huffer	2012	1,003,318	423
	2011	560,447	—
	2010	814,169	14,505
Gregory A. Silvestri	2012	—	—
	2011	—	—
	2010	—	—

(6)	The following table shows each component of the “All Other Compensation” column for each of our Named Executive Officers for fiscal 2012.

Name	Perquisites ($)		Company Contributions to Defined Contribution Plans ($)(a)	Dividends or Earnings on Stock Awards ($)(b)	Separation Pay and Transition Assistance ($)		Total All Other Compensation ($)
Joseph F. Puishys	22,295	(c)	1,846	25,408	—		49,549
James S. Porter	—		7,912	8,299	—		16,211
Patricia A. Beithon	1,126	(d)	11,742	6,890	—		19,758
Mark R. Augdahl	10,119	(e)	6,622	1,884	—		18,625
Gary R. Johnson	783	(d)	7,602	2,084	—		10,469
Russell Huffer	3,184	(f)	9,229	14,847	1,311,282	(g)	1,338,542
Gregory A. Silvestri	88	(d)	735	—	411,306	(h)	412,129

(a)

This column reports the amounts we set aside or accrued during fiscal 2012 under our 401(k) Retirement Plan as matching contributions on our Named Executive Officers’ contributions to such plan and under our employee stock purchase plan as a 15% matching contribution on our Named Executive Officers’ contributions to such plan. Such contribution amounts are set forth in the table below. Our Named Executive Officers are eligible to participate in our 401(k) retirement plan and employee stock purchase plan on the same basis as all eligible employees.

Name	401(k) Retirement Plan Matching Contributions ($)	Employee Stock Purchase Plan 15% Matching Contributions ($)
Joseph F. Puishys	1,846	—
James S. Porter	6,292	1,620
Patricia A. Beithon	8,502	3,240
Mark R. Augdahl	6,622	—
Gary R. Johnson	7,084	518
Russell Huffer	9,229	—
Gregory A. Silvestri	735	—

(b)	This column represents dividends paid on unvested restricted stock.

(c)	Includes $21,681 for reimbursement of legal fees incurred in negotiating his employment agreement when he joined our Company and $614 in premiums for enhanced long-term disability insurance.

(d)	Includes premiums for enhanced long-term disability insurance.

(e)	Includes an annual automobile allowance of $10,119.

(f)	Includes $2,000 for reimbursement of financial and estate planning fees and $1,184 in premiums for enhanced long-term disability insurance.

(g)

Includes $1,225,000 in separation pay, $50,000 for transition services, $32,000 for health insurance premium costs and $4,282 for reimbursement of income taxes paid by Mr. Huffer on fiscal 2012 health insurance premiums.

(h)

Includes $360,700 in severance payments, $20,000 in transition services, $28,606 for health insurance premium costs and $2,000 for legal fees incurred in reviewing and negotiating his severance agreement.

(7)	Mr. Puishys joined our Company as Chief Executive Officer and President on August 22, 2011.

(8)

The amount includes the special, one-time new hire awards of 59,952 fully vested shares of our common stock with a grant date fair market value of $500,000 and 155,875 shares of time-based restricted stock with a grant date fair market value of $1,300,000, which vest in equal annual installments over five years.

(9)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2012 – 2014 performance share unit awards, which are as follows: Mr. Porter, $259,709; Ms. Beithon, $205,486; Mr. Augdahl, $60,732; and Mr. Johnson, $65,486. The grant date fair market value of the maximum potential payout amounts for the performance share unit awards are as follows: Mr. Porter, $519,418; Ms. Beithon, $410,973; Mr. Augdahl, $121,464; and Mr. Johnson, $130,972. Further information regarding the fiscal 2012 awards is included in the “Fiscal 2012 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2012 Fiscal Year-End” tables on pages 50 and 52, respectively.

(10)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2011 – 2013 performance share unit awards, which are as follows: Mr. Porter, $259,699; Ms. Beithon, $205,486; Mr. Johnson, $65,487; Mr. Huffer, $714,004; and Mr. Silvestri, $259,699. The grant date fair market value of the maximum potential payout amounts for the performance share unit awards are as follows: Mr. Porter, $519,399; Ms. Beithon, $410,972; Mr. Johnson, $130,974; Mr. Huffer, $1,428,007; and Mr. Silvestri, $519,399. Further information regarding the fiscal 2011 awards is included in the “Outstanding Equity Awards at 2012 Fiscal Year-End” table on page 52.

(11)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2010 – 2012 performance share unit awards, which are as follows: Mr. Porter, $241,020; Ms. Beithon, $199,490; Mr. Johnson, $63,585; Mr. Huffer, $714,000; and Mr. Silvestri, $252,148. The grant date fair market value of the maximum potential payout amounts for the performance share unit awards are as follows: Mr. Porter, $482,039; Ms. Beithon, $398,980; Mr. Johnson, $127,169; Mr. Huffer, $1,428,000; and Mr. Silvestri, $504,296. Further information regarding the fiscal 2010 awards is included in the “Outstanding Equity Awards at 2012 Fiscal Year-End” table on page 52.

(12)

Mr. Augdahl was promoted to our Vice President, Finance on May 16, 2011. Because he was not one of our Named Executive Officers for fiscal 2011 or 2010, information on his compensation for those years is not provided.

(13)	Mr. Huffer retired as our Chief Executive Officer and President on August 22, 2011 and as our employee on February 25, 2012.

(14)	Includes $37,019 for unused vacation time.

(15)	Mr. Silvestri resigned from our Company effective as of March 11, 2011.

(16)	Includes $17,862 for unused vacation time.

Grants of Plan-Based Awards

The following table sets forth information for our Named Executive Officers concerning (i) estimated possible payouts for fiscal 2012 pursuant to awards under our Executive MIP and individual annual cash incentive plans, (ii) estimated future payouts of performance share unit awards made during fiscal 2012, and (iii) time-based restricted stock and option awards made during fiscal 2012. Each of the equity awards listed in the following table was made under our 2009 Stock Incentive Plan, with the exception of the equity awards made to Mr. Puishys on August 22, 2011, when he joined our Company, which were “inducement grants” pursuant to NASDAQ rules and were not made pursuant to any of our equity compensation plans.

Fiscal 2012 Grants of Plan-Based Awards
		Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock And Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Underlying Options(#)	Awards ($/Share)	Awards ($)(4)
Joseph	8/22/2011	—	—	—	—	—	—	59,952	—	—	500,000
F.	8/22/2011	—	—	—	—	—	—	155,875	—	—	1,300,000
Puishys	8/22/2011	—	—	—	—	—	—	—	450,512 (5)	$8.34	1,300,000
James	—	35,709	216,420	432,840	—	—	—	—	—	—	—
S.	4/26/2011	—	—	—	9,177	18,354	36,708	—	—	—	259,709
Porter	4/26/2011	—	—	—	—	—	—	12,113	—	—	171,399
Patricia	—	23,546	142,700	285,400	—	—	—	—	—	—	—
A.	4/26/2011	—	—	—	7,261	14,522	29,044		—	—	205,486
Beithon	4/26/2011	—	—	—	—	—	—	10,359	—	—	146,580
Mark	—	8,361	50,611	101,222	—	—	—	—	—	—	—
R.	4/26/2011	—	—	—	2,146	4,292	8,584	—	—	—	60,732
Augdahl	4/26/2011	—	—	—	—	—	—	2,861	—	—	40,483
Gary	—	8,196	49,615	99,230	—	—	—	—	—	—	—
R.	4/26/2011	—	—	—	2,314	4,628	9,256	—	—	—	65,486
Johnson	4/26/2011	—	—	—	—	—	—	3,086	—	—	43,667
Russell	—	2,520	252,000	252,000	—	—	—	—	—	—	—
Huffer
Gregory A. Silvestri	—	—	—	—	—	—	—	—	—	—	—

(1)

These columns show the range of possible payouts under the annual cash incentive awards granted on April 26, 2011. The annual cash incentive awards were made pursuant to our Executive MIP described under the heading “Executive MIP” on page 36 for Messrs. Porter and Johnson and Ms. Beithon and pursuant to an individual cash incentive plan described under the heading “Individual Annual Cash Incentive Plan” on page 37 for Mr. Augdahl and all are based on results achieved against financial performance metrics. The annual cash incentive award for Mr. Huffer was made pursuant to our Executive MIP and was based on his achievements against certain non-financial business goals. Amounts shown in the “Threshold” column assume threshold performance level is achieved for only the performance goal with the lowest weighting and is not achieved for any other performance goals. Amounts shown in the “Target” and “Maximum” columns assume target and maximum performance levels, respectively, are achieved for all performance goals. The fiscal 2012 annual cash incentive award payouts for Messrs. Porter, Augdahl, Johnson and Huffer and Ms. Beithon are described under the heading “Fiscal 2012 Annual Cash Incentive Payouts” on page 37 and shown in the “Summary Compensation Table” on page 47 in the column titled “Non-Equity Incentive Plan Compensation.”

(2)

These columns show the threshold, target and maximum level of shares to be earned under our performance share unit award program for the three-year performance period beginning on the first day of fiscal 2012 and ending on the last day of fiscal 2014. The level of shares to be earned is based upon Apogee’s average return on invested capital, cumulative earnings per share and market share growth. Dividends or other distributions (whether cash, stock or otherwise) with respect to the performance share units will accrue during the three-year performance period and will be paid only on shares earned at the end of the performance period when such shares are issued. In the event of retirement, early retirement, total disability or death prior to the end of the performance period, the performance share units earned based on the financial performance goals will be distributed at the end of the performance period to the participant, or in the event of death, to his or her estate. The performance share unit award program is described under the heading “Performance Share Unit Awards” on page 40.

(3)

For Mr. Puishys, his special, one-time new hire stock awards were granted on August 22, 2011, the date he joined our Company, and include a stock award of 59,952 vested shares of our common stock and a time-based restricted stock award of 155,875 shares of our common stock which vests in equal annual installments on the first five anniversaries of the grant date. For Messrs. Porter, Augdahl and Johnson and Ms. Beithon, these time-based restricted stock awards were granted on April 26, 2011 based on performance during fiscal 2011 and vest in equal annual installments on the first three anniversaries of the grant date. Dividends or other distributions (whether cash, stock or otherwise) with respect to the shares of restricted stock will be paid during the vesting period. In the event of total disability or death prior to the end of the vesting period, the shares of time-based restricted stock will be distributed at the end of the vesting period to the participant, or in the event of death, to his or her estate. Our time-based restricted stock program is described under “Time-Based Restricted Stock Awards” on page 39.

(4)

For Mr. Puishys, the fair value of the restricted stock awards was calculated by multiplying the number of shares of our common stock by $8.34, the closing price of our common stock on the NASDAQ Global Select Market on August 22, 2011, the date of the grant. For Messrs. Porter, Augdahl and Johnson and Ms. Beithon, the fair value of the performance share unit awards and time-based restricted stock awards was calculated by multiplying the number of performance share units at target level or shares of restricted stock, as applicable, by $14.15, the closing price of our common stock on the NASDAQ Global Select Market on April 26, 2011, the date of grant. The fair value of the option award was determined using the Black-Scholes method and based on the assumptions set forth in Note 11, (Share-Based Compensation) to our fiscal 2012 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2012.

(5)	These options vest in equal annual installments on the first three anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards held by our Named Executive Officers as of March 3, 2012, the last day of fiscal 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards							Stock Awards
Name	Option Grant Date		Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joseph	8/22/2011		—	450,512	(4)	8.34	8/22/2021	—		—	—		—
F.	—		—	—		—	—	155,875	(5)	1,964,025	—		—
Puishys
James	4/10/2003	(6)	4,500	—		9.15	4/10/2013	—		—	—		—
S.	4/14/2004	(6)	6,600	—		11.86	4/14/2014	—		—	—		—
Porter	4/13/2005	(7)	5,101	—		14.10	4/13/2015	—		—	—		—
	4/25/2006	(7)	19,378	—		15.77	4/25/2016	—		—	—		—
	5/01/2007	(7)	18,058	—		24.19	5/01/2017	—		—	—		—
	4/29/2008	(7)	20,289	—		21.59	4/29/2018	—		—	—		—
	—		—	—		—	—	—		—	17,933	(8)	225,956
	—		—	—		—	—	—		—	19,166	(9)	241,492
	—		—	—		—	—	—		—	18,354	(10)	231,260
	—		—	—		—	—	4,145	(11)	52,227	—		—
	—		—	—		—	—	9,200	(12)	115,920	—		—
	—		—	—		—	—	12,113	(13)	152,624	—		—
Patricia	4/10/2003	(6)	9,916	—		9.15	4/10/2013	—		—	—		—
A.	4/14/2004	(6)	22,000	—		11.86	4/14/2014	—		—	—		—
Beithon	4/13/2005	(7)	17,411	—		14.10	4/13/2015	—		—	—		—
	4/25/2006	(7)	16,939	—		15.77	4/25/2016	—		—	—		—
	5/01/2007	(7)	14,946	—		24.19	5/01/2017	—		—	—		—
	7/02/2007	(14)	3,176	—		28.74	4/10/2013	—		—	—		—
	7/02/2007	(14)	389	—		28.74	6/18/2012	—		—	—		—
	4/29/2008	(7)	17,104	—		21.59	4/29/2018	—		—	—		—
	—		—	—		—	—	—		—	14,843	(8)	187,022
	—		—	—		—	—	—		—	15,165	(9)	191,079
	—		—	—		—	—	—		—	14,522	(10)	182,977
	—		—	—		—	—	3,430	(11)	43,218	—		—
	—		—	—		—	—	7,346	(12)	92,560	—		—
	—		—	—		—	—	10,359	(13)	130,523	—		—
Mark	4/10/2003	(6)	2,000	—		9.15	4/10/2013	—		—	—		—
R.	4/14/2004	(6)	2,000	—		11.86	4/14/2014	—		—	—		—
Augdahl	5/01/2007	(7)	2,862	—		24.19	5/01/2017	—		—	—		—
	4/29/2008	(7)	3,556	—		21.59	4/29/2018	—		—	—		—
	—		—	—		—	—	—		—	3,929	(8)	49,505
	—		—	—		—	—	—		—	4,189	(9)	52,781
	—		—	—		—	—	—		—	4,292	(10)	54,079
	—		—	—		—	—	829	(11)	10,445	—		—
	—		—	—		—	—	2,088	(12)	26,309	—		—
	—		—	—		—	—	2,861	(13)	36,049	—		—

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gary	4/10/2003	(6)	2,000	—	9.15	4/10/2013	—		—	—		—
R.	4/14/2004	(6)	4,000	—	11.86	4/14/2014	—		—	—		—
Johnson	4/13/2005	(7)	3,996	—	14.10	4/13/2015	—		—	—		—
	4/25/2006	(7)	3,605	—	15.77	4/25/2016	—		—	—		—
	5/01/2007	(7)	3,169	—	24.19	5/01/2017	—		—	—		—
	4/29/2008	(7)	3,696	—	21.59	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	4,731	(8)	59,611
	—		—	—	—	—	—		—	4,833	(9)	60,896
	—		—	—	—	—	—		—	4,628	(10)	58,313
	—		—	—	—	—	1,051	(11)	13,243	—		—
	—		—	—	—	—	2,255	(12)	28,413	—		—
	—		—	—	—	—	3,086	(13)	38,884	—		—
Russell	4/14/2004	(6)	8,640	—	11.86	4/14/2014	—		—	—		—
Huffer	4/13/2005	(7)	71,186	—	14.10	4/13/2015	—		—	—		—
	4/25/2006	(7)	81,753	—	15.77	4/25/2016	—		—	—		—
	4/16/2007	(14)	54,159	—	24.06	6/18/2012	—		—	—		—
	5/01/2007	(7)	76,204	—	24.19	5/01/2017	—		—	—		—
	4/29/2008	(7)	81,055	—	21.59	4/29/2018	—		—	—		—
	4/30/2008	(14)	26,725	—	22.31	4/10/2013	—		—	—		—
	4/30/2008	(14)	52,599	—	22.31	4/14/2014	—		—	—		—
	—		—	—	—	—	—		—	53,125	(8)	669,375
	—		—	—	—	—	—		—	52,694	(9)	663,944
Gregory	—		—	—	—	—	—		—	—		—
A.	—		—	—	—	—	—		—	—		—
Silvestri	—		—	—	—	—	—		—	—		—
	—		—	—	—	—	—		—	—		—
	—		—	—	—	—	—		—	—		—

(1)	The exercise price for all stock option and SAR grants is 100% of the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

(2)

The market value is calculated by multiplying the closing price of $12.60 of our common stock on the NASDAQ Global Select Market on March 2, 2012, the last trading day of fiscal 2012, by the number of shares of restricted stock that had not vested or the number of unearned performance share unit awards as of March 3, 2012, the last day of fiscal 2012.

(3)

Includes performance share unit awards with three-year performance periods until payout. At the beginning of each performance period, the threshold, target and maximum award levels are set. Our performance share unit award program is described under the heading “Performance Share Unit Awards” on page 40.

(4)	Represents a stock option award that vests in equal, annual installments on the first three anniversaries of the date of grant and has a 10-year term.

(5)	Represents an unvested time-based restricted stock award granted on August 22, 2011, which vests in equal, annual installments on the first five anniversaries of the date of grant.

(6)	Represents stock option awards that vested in equal, annual installments on the first four anniversaries of the date of grant and have 10-year terms.

(7)

Represents SARs that vested in equal annual installments on the first three anniversaries of the date of grant and have 10-year terms. Upon exercise of a SAR, the holder will receive the number of shares of our common stock with a total value equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise. In the event of total disability or death, all outstanding SARs become immediately exercisable for a period of 12 months following the date of total disability or death.

(8)

Represents performance share unit awards made on April 28, 2009 for the three-year performance period beginning on the first day of fiscal 2010 and ending on the last day of fiscal 2012, which will only be earned if the predetermined goals for the performance period are met. The number of shares in this column is equal to the target number of performance share units.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Estimated Future Payouts Based on Performance Level
		Threshold (#)	Target (#)	Maximum (#)
Joseph F. Puishys	N/A	N/A	N/A	N/A
James S. Porter	Fiscal 2010 – 2012	8,967	17,933	35,866
Patricia A. Beithon	Fiscal 2010 – 2012	7,422	14,843	29,686
Mark R. Augdahl	Fiscal 2010 – 2012	1,965	3,929	7,858
Gary R. Johnson	Fiscal 2010 – 2012	2,366	4,731	9,462
Russell Huffer	Fiscal 2010 – 2012	26,563	53,125	106,250
Gregory A. Silvestri	N/A	N/A	N/A	N/A

The performance share unit awards for the fiscal 2010 – 2012 performance period were paid out at the 61.67% level on April 19, 2012. Information regarding the performance share unit award payouts in fiscal 2012 is provided under the heading “Fiscal 2010 – 2012 Performance Share Unit Payouts” on page 41. The performance share unit awards for the fiscal 2010 – 2012 performance period are included in the table because such awards were not deemed earned and vested until April 19, 2012, which is after the last day of fiscal 2012.

(9)

Represents performance share unit awards made on April 27, 2010 for the three-year performance period beginning on the first day of fiscal 2011 and ending on the last day of fiscal 2013, which will only be earned if the predetermined goals for the performance period are met. The number of shares in this column is equal to the target number of performance share units; however, the three-year performance period is anticipated to be between the threshold and target performance level.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Estimated Future Payouts Based on Performance Level
		Threshold (#)	Target (#)	Maximum (#)
Joseph F. Puishys	N/A	N/A	N/A	N/A
James S. Porter	Fiscal 2011 – 2013	9,583	19,166	38,332
Patricia A. Beithon	Fiscal 2011 – 2013	7,583	15,165	30,330
Mark R. Augdahl	Fiscal 2011 – 2013	2,095	4,189	8,378
Gary R. Johnson	Fiscal 2011 – 2013	2,417	4,833	9,666
Russell Huffer	Fiscal 2011 – 2013	26,347	52,694	105,388
Gregory A. Silvestri	N/A	N/A	N/A	N/A

(10)

Represents performance share unit awards made on April 26, 2011 for the three-year performance period beginning on the first day of fiscal 2012 and ending on the last day of fiscal 2014, which will only be earned if the predetermined goals for the performance period are met. The number of shares in this column is equal to the target number of performance share units; however, the three-year performance period is anticipated to be between the target and maximum performance level.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Estimated Future Payouts Based on Performance Level
		Threshold (#)	Target (#)	Maximum (#)
Joseph F. Puishys	N/A	N/A	N/A	N/A
James S. Porter	Fiscal 2012 – 2014	9,177	18,354	36,708
Patricia A. Beithon	Fiscal 2012 – 2014	7,261	14,522	29,044
Mark R. Augdahl	Fiscal 2012 – 2014	2,146	4,292	8,584
Gary R. Johnson	Fiscal 2012 – 2014	2,314	4,628	9,256
Russell Huffer	N/A	N/A	N/A	N/A
Gregory A. Silvestri	N/A	N/A	N/A	N/A

(11)	Includes unvested time-based restricted stock awards granted on April 28, 2009, which vested on April 19, 2012.

(12)	Includes unvested time-based restricted stock awards granted on April 27, 2010, which vest in equal annual installments on the first three anniversaries of the date of grant.

(13)	Includes unvested time-based restricted stock awards granted on April 26, 2011, which vest in equal annual installments on the first three anniversaries of the date of grant.

(14)

Represents “reload” options granted on the dates set forth in the “Option Grant Date” column upon exercise of an option with a reload feature. Under the terms of certain stock option grants originally made in 2002, 2003 and 2004, if the option exercise price was paid by surrendering shares of our common stock owned by the option holder for at least six months prior to the exercise, the option holder was granted a number of “reload” options equal to the number of shares surrendered, but having an exercise price equal to the fair market price at the time of the exercise of the original options. To the extent the option holder also surrendered previously owned shares to pay the income taxes due on the exercise, additional “reload” options were granted on those surrendered shares. The original stock option grants permitted a holder to exercise and reload one time. The “reload” options vest six months after the date of grant, expire on the same date as the original option grant and do not have a reload feature. Ms. Beithon is our only Named Executive Officer holding options with a reload feature, all of which will expire on April 14, 2014.

Option Exercises and Stock Vested

The following table sets forth information on stock option award exercises and restricted stock awards vested during fiscal 2012 for each of our Named Executive Officers.

Fiscal 2012 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joseph F. Puishys	—	—	59,952(3)	500,000(4)
James S. Porter	6,000	11,520	14,515(5)	206,520(6)
Patricia A. Beithon	19,447	32,088	11,881(5)	169,062(6)
Mark R. Augdahl	—	—	3,290(5)	46,773(6)
Gary R. Johnson	5,000	7,800	3,861(5)	54,923(6)
Russell Huffer	8,010	7,770	92,674(5)(7)	1,309,714(6)
Gregory A. Silvestri	—	—	—	—

(1)

The value realized is the difference between the exercise price per share and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise multiplied by the number of shares acquired on exercise.

(2)	The value realized is determined by multiplying the shares acquired on vesting by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

(3)	Includes the vested award of stock made to Mr. Puishys as a special, one-time inducement award when he joined our Company.

(4)	Calculated using the closing price of $8.34 on August 22, 2011.

(5)

Includes fiscal 2009 – 2011 performance share awards and shares of time-based restricted stock that became vested and were distributed during fiscal 2012. The fiscal 2010 – 2012 performance share unit awards that were paid out on April 19, 2012 are not included in the table since such shares were not considered vested until April 19, 2012, which is after the last day of fiscal 2012.

(6)

Calculated using the closing price of $14.15 on April 26, 2011 for the 2009 – 2011 performance share awards and $14.09 on April 27, 2011 and $14.49 on April 28, 2011 for restricted stock awards for Messrs. Porter, Augdahl, Johnson and Huffer and Ms. Beithon; and $14.01 on February 24, 2012 for the restricted stock awards for Mr. Huffer that vested on February 25, 2012.

(7)	Also includes 45,542 shares of time-based restricted stock for which we accelerated vesting on February 25, 2012 pursuant to the terms of the transition agreement with Mr. Huffer.

Retirement Plan Compensation

Legacy Officers’ Supplemental Executive Retirement Plan

Our Legacy Officers’ Supplemental Executive Retirement Plan (“Legacy SERP”) is a non-qualified, defined benefit retirement plan that covers a select group of senior management that was amended in October 2008 so that no benefits will accrue to participants after December 31, 2008. Mr. Huffer, Ms. Beithon and four other current or former members of senior management participate in our Legacy SERP.

Benefits under our Legacy SERP are based on the participant’s highest average compensation for the five highest consecutive, completed calendar years of annual compensation during the last 10 years of employment. If a participant has less than five consecutive, completed calendar years of service, the benefits will be based on final average compensation. For purposes of calculating Legacy SERP benefits, compensation is divided into two categories: basis compensation and bonus compensation. Basis compensation is the participant’s base salary. Bonus compensation is the participant’s annual cash incentive compensation but does not include equity or deferred compensation (when received). Under our Legacy SERP, a participant must be at least 55 years old when his or her employment with our Company terminates in order to be eligible for benefits.

Benefits under our Legacy SERP are calculated as an annuity equal to 2% of the participant’s average monthly basis compensation multiplied by the participant’s years of service to our Company, plus 4% of the participant’s average monthly bonus compensation multiplied by the participant’s years of service to our Company, offset by benefits to be received under social security, our 401(k) Retirement Plan and our other defined contribution pension plans from contributions made by our Company. The maximum number of years of service that will be credited to any participant is 20 years. Benefits payable are generally a single life annuity unless the participant has made an election to receive a joint and survivor annuity or 10-year term certain and life annuity (both of which would be a reduced monthly benefit).

Under our Legacy SERP, the normal retirement age is 65, or, if later, the last day of the calendar month that includes the fifth annual anniversary of the date the participant first became a participant in our Legacy SERP. If a participant retires from or terminates his or her employment with our Company on or after age 55, and if such participant elects to receive benefits prior to normal retirement age, the participant’s monthly benefit will be reduced five-ninths of one percent for each of the first 60 months and five-eighteenths of one percent for each of the next 60 months by which the annuity starting date precedes the calendar month in which the participant would attain normal retirement age. If the participant is a specified employee, the payment of benefits earned or vested after December 31, 2004 shall be suspended until a date that is six months after the date of the participant’s termination of employment. As soon as administratively feasible after the six-month period, the participant shall receive all payments the participant would have been entitled to receive during the six-month period had the participant not been a specified employee. A lump-sum payment is not available. Both Ms. Beithon and Mr. Huffer are eligible for early retirement under our Legacy SERP.

All unpaid benefits to a participant under our Legacy SERP will be forfeited upon determination by the Compensation Committee that a participant has (i) engaged in felonious, fraudulent, unlawful, unethical, or other wrongful conduct resulting in harm to us (as defined in our Legacy SERP); or (ii) engaged during his or her employment with us or within two years after termination of employment in any employment or self-employment with one of our competitors.

Fiscal 2012 Pension Benefits Table

The following table shows the present value of accumulated benefits under our Legacy SERP as of March 3, 2012, the measurement date used in preparing our fiscal 2012 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2012, years of service credit and payments during fiscal 2012 for each of our Named Executive Officers who participate in our Legacy SERP.

Fiscal 2012 Pension Benefits

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Patricia A. Beithon	Legacy SERP	9	429,625	—
Russell Huffer	Legacy SERP	20	5,914,860	208,877

(1)	Messrs. Puishys, Porter, Augdahl, Johnson and Silvestri are not participants in our Legacy SERP.

(2)

The present value of accumulated benefits is based on the assumptions used in determining our Legacy SERP benefit obligations and net periodic benefit cost for financial reporting purposes, except that no pre-retirement mortality assumption is used for these calculations. A complete description of the accounting policies and assumptions we used to calculate the present value of accumulated benefits can be found under Note 9, (Employee Benefit Plans – Officers’ Supplemental Executive Retirement Plan (SERP), Obligations and Funded Status of Defined Benefit Pension Plans and Additional Information) to our fiscal 2012 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2012.

401(k) Retirement Plan

We provide our tax-qualified 401(k) retirement plan to substantially all of our U.S.-based, non-union employees and union employees at two of our manufacturing facilities who are scheduled to work more than 1,000 hours in a plan year. A participating employee may elect to contribute up to 60% of eligible earnings on a pre-tax basis into his or her 401(k) retirement plan account. We make a matching contribution for all of our eligible U.S.-based, non-union employees equal to 100% of the first 1% and 50% of the next 5% of the eligible compensation that the employee contributes to the plan, and matching contributions are made by our Company for union employees according to the terms of union contracts. Our employees are fully vested in their own contributions and become fully vested in our matching contributions after three years of vesting service. Prior to fiscal 2012, the Company also made a discretionary retirement plan contribution which was eliminated as of the beginning of fiscal 2012.

Non-Qualified Deferred Compensation

2011 Deferred Compensation Plan

Our 2011 Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of our Company and our subsidiaries. Approximately 160 of our employees, including our Named Executive Officers, were eligible to participate in our 2011 Deferred Compensation Plan for the 2011 calendar year and 150 are eligible for the 2012 calendar year. Our 2011 Deferred Compensation Plan allows for deferrals by participants of up to 75% of base salary and sales commissions and up to 100% of bonuses and other cash or equity-based compensation approved by our Compensation Committee, and also provides that we may establish rules permitting a participant to defer performance-based compensation up to six months prior to the end of a performance period. There is no maximum dollar limit on the amount that may be deferred by a participant each year. A participant in our 2011 Deferred Compensation Plan may elect to have the participant’s account credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of 18 hypothetical investment fund options selected by the participant, which had investment returns ranging from (32.3%) to 11.7% for calendar 2011. An Apogee common stock fund is not one of the investment options available under our 2011 Deferred Compensation Plan. Participants are permitted to change their investment elections at any time. We may also make discretionary contributions to a participant’s account under our 2011 Deferred Compensation Plan, and our Company will designate a vesting schedule for each such contribution. The participants are always 100% vested in the amount they defer and the earnings, gains and losses credited to their accounts. Participants are entitled to receive a distribution from their account upon: a separation from service, a specified date, death, disability, retirement (as defined in our 2011 Deferred Compensation Plan), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under section 409A of the Internal Revenue Code. Distributions are in a lump sum, installments or a combination of lump sum with installments based upon the participant’s election as allowed under our 2011 Deferred Compensation Plan. Our 2011 Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.

Legacy Deferred Compensation Plan

Our Legacy Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of our Company and subsidiaries; however, in October 2010, the plan was amended to prohibit any future participant deferrals to the plan after our fiscal 2011. Approximately 130 of our employees were eligible to participate in our Legacy Deferred Compensation Plan for fiscal 2011, the last year of deferrals. Prior to the beginning of each fiscal year, participants could elect to defer up to 100% of the amount that could be earned under their annual cash incentive compensation plan. There was no maximum dollar limit on the amount that could be deferred each year. A participant in our Legacy Deferred Compensation Plan may choose to have his or her account credited with the applicable interest rate as set forth in the plan or credited with earnings and investment gains and losses by assuming the deferred amounts were invested in one or more of 18 hypothetical investment fund options selected by the participant, which had investment returns ranging from (32.3%) to 11.7% for calendar 2011. For amounts deferred for plan years beginning on or after January 1, 2010, the applicable interest rate, which is not considered to be an “above-market” interest rate, is the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years. For amounts deferred for plan years beginning prior to January 1, 2010, the applicable interest rate, which may be considered to be an “above-market” interest rate, is the greater of the following rates: (1) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years; or (2) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. Our Legacy Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Distributions are in either a lump sum or installments based upon the participant’s election when they first began participating in the plan.

Non-Qualified Deferred Compensation Table

The table below provides information on our Named Executive Officers’ compensation during fiscal 2012 under our Legacy Deferred Compensation Plan and 2011 Deferred Compensation Plan.

Fiscal 2012 Deferred Compensation

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Joseph F. Puishys	Legacy Deferred Comp.	—	—	—	—	—
	2011 Deferred Comp.	—	—	—	—	—
James S. Porter	Legacy Deferred Comp.	—	—	—	—	—
	2011 Deferred Comp.	—	—	—	—	—
Patricia A. Beithon	Legacy Deferred Comp.	—	—	1,922	—	38,213
	2011 Deferred Comp.	—	—	—	—	—
Mark R. Augdahl	Legacy Deferred Comp.	—	—	6,863	—	136,854
	2011 Deferred Comp.	20,506	—	440	—	22,409
Gary R. Johnson	Legacy Deferred Comp.	—	—	8,773	—	174,427
	2011 Deferred Comp.	9,923	—	—	—	9,923
Russell Huffer	Legacy Deferred Comp.	—	—	17,747	—	352,820
	2011 Deferred Comp.	—	—	—	—	—
Gregory A. Silvestri	Legacy Deferred Comp.	—	—	—	—	—
	2011 Deferred Comp.	—	—	—	—	—

(1)

The amounts reported in this column are reported in the “Summary Compensation Table” on page 47 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for Mr. Augdahl and in the “Non-Equity Incentive Plan Compensation” column for Mr. Johnson.

(2)

Pursuant to SEC rules, all earnings on non-qualified deferred compensation during fiscal 2012 in excess of 5.17%, 120% of the applicable federal rate compounded annually, have been deemed “above-market earnings.” During fiscal 2012, the interest paid on amounts deferred for plan years beginning prior to January 1, 2010 pursuant to our Legacy Deferred Compensation Plan was 5.30%. These amounts are reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table” on page 47.

(3)

The amounts reported in this column for Ms. Beithon and Mr. Huffer are not reported in the “Summary Compensation Table” on page 47 because all of these amounts were earned by them prior to 2010; however, all of these amounts were reported in the “Summary Compensation Table” in the year earned. The amount reported in this column for Mr. Augdahl for our Legacy Deferred Compensation Plan is not reported in the “Summary Compensation Table” on page 47, as all of this deferred compensation was earned by him prior to fiscal 2012, when he was not a Named Executive Officer and substantially all of the amount reported in this column for our 2011 Deferred Compensation plan is reported in the “Summary Compensation Table,” except for a small amount, which was earned by him prior to fiscal 2012, when he was not a Named Executive Officer. The amount reported in this column for Mr. Johnson for our Legacy Deferred Compensation Plan is not reported in the “Summary Compensation Table” on page 47, as all of these amounts were earned by him prior to fiscal 2010; however, these amounts would have been reported in the “Summary Compensation Table” in the year earned provided Mr. Johnson was a Named Executive Officer in such years. The amounts reported in this column for Mr. Johnson for our 2011 Deferred Compensation Plan are all reported in the “Summary Compensation Table” on page 47.

Potential Payments Upon Termination or Following a Change-in-Control

Payments Made Upon Termination

Except for the transitional employment agreement entered into with Mr. Puishys in connection with his joining our Company as Chief Executive Officer and President on August 22, 2011, the transition agreement entered into with Mr. Huffer in connection with his retirement as Chief Executive Officer and President on August 22, 2011, and the separation agreement entered into with Mr. Silvestri in connection with his resignation from our Company on March 11, 2011, we do not have any employment agreements, employment arrangements or general severance plans covering our Named Executive Officers. Except as discussed below and under “Executive Benefits and Payments Upon Termination and Change-in-Control” on page 63 for Messrs. Puishys, Huffer and Silvestri, if the employment of any of our Other Four Current Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be owed to him or her, other than what the Named Executive Officer has accrued and is vested in under our benefit plans discussed above, including under the heading “Retirement Plan Compensation” on page 57. Any severance benefits payable to our Other Four Current Named Executive Officers not triggered by a change-in-control would be determined by the Compensation Committee at its discretion.

In connection with Mr. Puishys joining our Company as Chief Executive Officer and President on August 22, 2011, we entered into a transitional employment agreement which provides for a severance payment and certain other benefits if Mr. Puishys’ employment is terminated by us prior to August 22, 2016 without “cause” (as defined in the transitional employment agreement) or by him for “good reason” (as defined in the transitional employment agreement). The severance payment and other benefits that would be payable to Mr. Puishys are described in more detail under “Transitional Employment Agreement with Our Current Chief Executive Officer” on page 43.

In connection with Mr. Huffer’s announcement that he intended to retire from the position of Chief Executive Officer by the end of fiscal 2012, we entered into a transition agreement that provides for certain benefits to him upon his retirement as described in more detail under “Transition Agreement with Our Retired Chief Executive Officer” on page 44 and under “Executive Benefits and Payments Upon Termination and Change-in-Control” on page 63.

In connection with Mr. Silvestri’s resignation as an officer of our Company, we entered into a separation agreement that provided for certain benefits to him as described in more detail under “Separation Agreement with Former Officer” on page 44 and under “Executive Benefits and Payments Upon Termination and Change-in-Control” on page 63.

Except in connection with a change-in-control of Apogee and as described under “Transitional Employment Agreement with Our Current Chief Executive Officer” on page 43 and “Transition Agreement with Our Retired Chief Executive Officer” on page 44, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding equity awards.

Payments Made Upon Disability

Under the terms of the Apogee Enterprises, Inc. Short-Term and Long-Term Disability Plans, each of our Named Executive Officers who participates in such plans is eligible for a disability benefit. The level of benefit depends upon the disability plan selected by our Named Executive Officer. Messrs. Puishys and Johnson and Ms. Beithon participate in our enhanced Long-Term Disability Plan and are eligible for a disability benefit that is equal to 100% of his or her monthly base salary during the first three months of disability and 60% of his or her monthly base salary up to a maximum of $15,000 per month thereafter. Mr. Augdahl participates in our Long-Term Disability Plus Plan and is eligible for a disability benefit equal to 100% of his base salary during the first three months of disability and 60% of his monthly base salary up to a maximum of $5,000 per month thereafter. Mr. Porter has elected not to participate in our Long-Term Disability Plans and is only eligible to receive short-term disability benefits of $450 per week for 13 weeks. The definition of disability is the same as that used for the disability plan covering all employees. After 24 months of disability, under our enhanced Long-Term Disability Plan and Long-Term Disability Plus Plan, an employee will continue to be considered disabled if he or she is unable to perform the duties of his or her regular occupation. Our basic Long-Term Disability Plan requires an employee to be unable to perform the duties of any gainful occupation. The disability benefit would be reduced by any benefits payable as social security disability or under worker’s compensation. Payments continue until the participant dies, ceases to be disabled or reaches his or her normal retirement age.

If the employment of any of our Named Executive Officers is terminated due to disability, the terms of our performance share unit, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards.

Payments Made Upon Death

The terms of our performance share unit, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards in the event of the Named Executive Officer’s death.

Change-in-Control Severance Agreements

We have had in place change-in-control severance agreements with certain of our executive officers since 1999. During fiscal 2012, we entered into change-in-control severance agreements (the “CIC Severance Agreement”) with each of Messrs. Puishys, Porter, Johnson and Huffer and Ms. Beithon; however, Mr. Huffer’s CIC Severance Agreement terminated on February 25, 2012 when he retired as an employee from our Company. We have not entered into a CIC Severance Agreement with Mr. Augdahl. The CIC Severance Agreement is designed to retain our executive officers and provide for continuity of management in the event of an actual or threatened change-in-control of Apogee (as “change-in-control” is defined in the CIC Severance Agreement).

The CIC Severance Agreement is a “double trigger” agreement. It provides that, in the event of a change-in-control of Apogee, each executive officer who is a party to an agreement will have specific rights and receive specified benefits if the executive officer is terminated without “cause” (as defined in the CIC Severance Agreement) or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the CIC Severance Agreement) within two years after the change-in-control (the 10th business day following such employment termination date is referred to herein as the “Employment Termination Date”). In these circumstances, Messrs. Puishys and Porter and Ms. Beithon will each receive a severance payment equal to two times his or her annual base salary plus his or her annual cash incentive at target level performance for such fiscal year (as calculated under the terms of the CIC Severance Agreement), and Mr. Johnson will receive a severance payment equal to one times his annual base salary plus his annual cash incentive at target level performance for such fiscal year (as calculated under the terms of the CIC Severance Agreement). In addition, all options and restricted stock awards held by the executive officer that have not vested by the Employment Termination Date will be immediately vested on such date. Following the Employment Termination Date, the CIC Severance Agreement provides that, for a 12 or 24-month period following a change-in-control, Apogee will continue to provide medical and dental insurance coverage for the executive officer and the executive officer’s dependents or will reimburse the executive officer for the cost of obtaining substantially similar benefits. No benefits will be paid to the executive officer pursuant to the CIC Severance Agreement unless the executive officer executes and delivers to Apogee a release of claims.

The CIC Severance Agreements, however, contain a “best-net-benefit” provision which provides that, in the event that payments under the agreements trigger excise tax for the executive officer, the executive officer has the option of either reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax himself or herself.

During the executive officer’s employment with our Company and for either a 12 or 24-month period following the executive officer’s Employment Termination Date, provided that the amounts owed to the executive officer pursuant to the CIC Severance Agreement have been paid, the executive officer shall not: (1) solicit, directly or indirectly, any of our existing or prospective customers, vendors or suppliers for a purpose competitive to our business or to encourage such customers, vendors or suppliers to terminate business with us; (2) solicit, directly or indirectly, any of our employees to terminate his or her employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with our business.

The CIC Severance Agreements continue through December 31 of each year and provide for automatic extension for one-year terms prior to a change-in-control unless we give prior notice of termination.

The terms of the performance share unit agreement provide that in the event of a change-in-control (as defined in the 2009 Stock Incentive Plan), prior to the end of a performance period, the performance period is deemed to end on the date of the change-in-control and our Named Executive Officers are entitled to retain performance share units, to the extent earned, as adjusted for the truncated performance period. The terms of the restricted stock agreements for awards made pursuant to our 2009 Stock Incentive Plan entered into prior to April 26, 2011 provide that in the event of a change-in-control (as defined in the 2009 Stock Incentive Plan) all shares of restricted stock that have not vested as of the date of the change-in-control (as defined in the 2009 Stock Incentive Plan) will immediately vest and the terms of the restricted stock agreements for awards made pursuant to our 2009 Stock Incentive Plan entered into on or after April 26, 2011 provide that in the event of a change-in-control (as defined in the 2009 Stock Incentive Plan) all shares of restricted stock that have not vested by the Employment Termination Date will immediately vest.

Executive Benefits and Payments Upon Termination and Change-in-Control

The table below shows potential payments to our Named Executive Officers upon certain terminations pursuant to agreement, disability, death and a change-in-control of our Company. The amounts shown assume that termination of employment or the change-in-control was effective as of March 2, 2012, the last trading day of fiscal 2012, and are estimates of the amounts that would be paid to the executives upon termination of employment or the change-in-control in addition to the base salary and bonus earned by our Named Executive Officers for fiscal 2012. We have not included payments or benefits that are fully disclosed in the Fiscal 2012 Pension Benefits Table on page 58 or Fiscal 2012 Deferred Compensation Table on page 60. The actual amounts to be paid can only be determined at the actual time of a Named Executive Officer’s termination of employment. Because Messrs. Huffer and Silvestri were no longer employed by our Company as of the end of fiscal 2012, the amounts in the table report the actual payments made to Messrs. Huffer and Silvestri as described in “Transition Agreement with our Retired Chief Executive Officer” and “Separation Agreement with Former Officer” on page 44.

Name	Type of Payment	Payments Upon Involuntary Termination Without Cause or Resignation for Good Reason Pursuant to Employment Agreement ($)		Payments Upon Retirement Pursuant to Transition Agreement or Pursuant to Separation Agreement ($)	Payments Upon Disability ($)		Payments Upon Death ($)		Payments After a Change-in- Control without Termination ($)		Payments Upon Involuntary or Good Reason Termination After a Change-in- Control Occurs ($)
Joseph	Cash Severance Payment	4,100,000	(1)	—	—		—		—		2,900,000	(2)
F.	Health Insurance Benefits	46,344		—	—		—		—		30,896
Puishys	Reimbursement of Legal Costs	—		—	—		—		—		—	(3)
	Acceleration of Vesting
	Stock Options	1,919,181	(4)	—	—		—		1,919,181	(4)	1,919,181	(4)
	Restricted Stock	1,964,025	(5)	—	1,964,025	(5)	1,964,025	(5)	—		1,964,025	(5)
	Disability Payments	—		—	285,000	(6)	—		—		—

	Total	8,029,550		—	2,249,025		1,964,025		1,919,181		6,814,102

James	Cash Severance Payment	—		—	—		—		—		1,154,240	(7)
S.	Health Insurance Benefits	—		—	—		—		—		30,896
Porter	Reimbursement of Legal Costs	—		—	—		—		—		—	(3)
	Acceleration of Vesting
	Performance Share Units	—		—	—	(8)	—	(8)	683,462	(9)	683,462	(9)
	Restricted Stock	—		—	320,771	(5)	320,771	(5)	168,147	(5)	320,771	(5)
	Disability Payments	—		—	5,850	(6)	—		—		—

	Total	—		—	326,621		320,771		851,609		2,189,369

Patricia	Cash Severance Payment	—		—	—		—		—		856,200	(7)
A.	Health Insurance Benefits	—		—	—		—		—		1,912
Beithon	Reimbursement of Legal Costs	—		—	—		—		—		—	(3)
	Acceleration of Vesting
	Performance Share Units	—		—	—	(8)	—	(8)	545,844	(9)	545,844	(9)
	Restricted Stock	—		—	266,301	(5)	266,301	(5)	135,778	(5)	266,301	(5)
	Disability Payments	—		—	199,779	(6)	—		—		—

	Total	—		—	466,080		266,301		681,622		1,670,257

Name	Type of Payment	Payments Upon Involuntary Termination Without Cause or Resignation for Good Reason Pursuant to Employment Agreement ($)	Payments Upon Retirement Pursuant to Transition Agreement or Pursuant to Separation Agreement ($)		Payments Upon Disability ($)		Payments Upon Death ($)		Payments After a Change-in- Control without Termination ($)		Payments Upon Involuntary or Good Reason Termination After a Change-in- Control Occurs ($)
Mark	Cash Severance Payment	—	—		—		—		—		—	(10)
R.	Health Insurance Benefits	—	—		—		—		—		—	(10)
Augdahl	Reimbursement of Legal Costs	—	—		—		—		—		—	(10)
	Acceleration of Vesting
	Performance Share Units	—	—		—	(8)	—	(8)	155,661	(9)	155,661	(9)
	Restricted Stock	—	—		72,803	(5)	72,803	(5)	36,754	(5)	72,803	(5)
	Disability Payments	—	—		95,610	(6)	—		—		—

	Total	—	—		168,413		72,803		192,415		228,464

Gary	Cash Severance Payment	—	—		—		—		—		248,074	(11)
R.	Health Insurance Benefits	—	—		—		—		—		12,190
Johnson	Reimbursement of Legal Costs	—	—		—		—		—		—	(3)
	Acceleration of Vesting
	Performance Share Units	—	—		—	(8)	—	(8)	173,943	(9)	173,943	(9)
	Restricted Stock	—	—		80,540	(5)	80,540	(5)	41,656	(5)	80,540	(5)
	Disability Payments	—	—		138,921	(6)	—		—		—

	Total	—	—		219,461		80,540		215,599		514,747

Russell	Cash Severance Payment	—	1,225,000		—		—		—		—
Huffer	Health Insurance Benefits	—	32,000		—		—		—		—
	Transition Services	—	50,000		—		—		—		—
	Acceleration of Vesting
	Performance Share Units	—	—		—		—	(8)	789,050	(9)	789,050	(9)
	Restricted Stock	—	638,043		—		—		—		—

	Total	—	1,945,043	(12)	—		—		789,050		789,050

Gregory	Cash Severance Payment	—	360,700		—		—		—		—
A.	Health Insurance Benefits	—	28,606		—		—		—		—
Silvestri	Transition Services	—	20,000		—		—		—		—
	Reimbursement of Legal Costs	—	2,000		—		—		—		—
	Acceleration of Vesting
	Performance Share Units	—	—		—		—		—		—
	Restricted Stock	—	—		—		—		—		—

	Total	—	411,306	(13)	—		—		—		—

(1)

Equals the sum of (a) three times his annual base salary as of March 2, 2012, (b) three times his fiscal 2013 annual cash incentive award at target, and (c) $500,000 for the cash bonus component of his signing bonus payable pursuant to the terms of his transitional employment agreement.

(2)

Equals the sum of (a) two times his annual base salary as of March 2, 2012, (b) two times his fiscal 2013 annual cash incentive award at target, and (c) $500,000 for the cash bonus component of his signing bonus payable pursuant to the terms of his transitional employment agreement.

(3)	We will pay legal fees and expenses incurred to obtain or enforce any right or benefit under his or her 2011 CIC Severance Agreement.

(4)

Includes stock options, which would vest upon an assumed occurrence on March 2, 2012 of one of the following events: (a) termination without “cause” or resignation for “good reason” pursuant to employment agreement, (b) a change-in-control not involving an acquirer with publicly traded stock without termination of employment, or (c) termination without “cause” or resignation for “good reason” after a change-in control. The amount in this table represents the aggregate number of shares subject to options that would vest multiplied by the closing price ($12.60) of our common stock on the NASDAQ Global Select Market on March 2, 2012, the last trading day of fiscal 2012, less the exercise price ($8.34) of such options.

(5)

Includes restricted stock grants (excluding performance share unit awards), which would vest upon an assumed occurrence on March 2, 2012 of one of the following events: (a) termination without “cause” or resignation for “good reason” pursuant to employment agreement, (b) disability, (c) death, (d) a change-in-control without termination of employment, or (e) termination following a change-in-control. The amount in this table represents such aggregate number of shares multiplied by the closing price ($12.60) of our common stock on the NASDAQ Global Select Market on March 2, 2012, the last trading day of fiscal 2012.

(6)

This amount represents the annual disability payments during the first year of disability. Annual disability payments after the first year of disability would be as follows: for Mr. Puishys, $180,000; for Mr. Porter, $0; for Ms. Beithon, $171,240; for Mr. Augdahl, $60,000; and for Mr. Johnson, $119,076.

(7)	Equals two times the sum of his or her (a) annual base salary as of March 2, 2012 and (b) fiscal 2012 annual cash incentive award at target level performance.

(8)

In the event employment is terminated due to retirement, disability or death prior to the end of the performance period for performance share units, our Named Executive Officer, or his or her estate, will be entitled to retain and receive the performance share units at the end of the performance period to the extent earned.

(9)	This amount represents the payout of performance share units assuming the performance period ended on the date of the change-in-control, as adjusted for the truncated performance period.

(10)	We have not entered into a change-in-control severance agreement with Mr. Augdahl.

(11)	Equals the sum of his (a) annual base salary as of March 2, 2012 and (b) his fiscal 2012 annual cash incentive award at target level performance.

(12)

Pursuant to the terms of his transition agreement, we paid the cash severance payment and health insurance benefits on April 15, 2012, accelerated the vesting of 45,542 shares of restricted stock held by Mr. Huffer on February 25, 2012, and have paid only $35,000 of the $50,000 in transition services.

(13)	All payments required by Mr. Silvestri’s separation agreement were made during fiscal 2012.

PROPOSAL 2: ADVISORY APPROVAL OF APOGEE’S EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with an advisory (nonbinding) vote on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the rules of the SEC.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. We believe that our executive compensation program is structured in the best manner possible to support our Company and its business objectives. It has been designed to implement certain core compensation principles, which include:

•	Alignment of management’s interests with our shareholders’ interests to support long-term value creation through our equity compensation programs and share ownership guidelines;

•	Pay-for-performance, which is demonstrated by linking annual cash incentives and long-term incentives to key financial measures;

•	Providing a flexible compensation package that reflects the cyclical nature of our business and fairly compensates our executives over our business cycle; and

•

Linking compensation to market levels of compensation paid to executive officers in the competitive market so that we can attract, motivate and retain executives that are able to drive the long-term success of Apogee.

We believe our executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with our shareholders’ long-term interests. We believe that our executive compensation program is worthy of your support for the reasons listed below:

•

Our compensation programs are substantially tied to achievement of our key business objectives, which are designed to further the success of Apogee and our shareholders. A significant portion of each Named Executive Officer’s potential total annual cash compensation and long-term compensation is at risk and linked to our operating performance;

•	Our compensation programs are designed to take into account the cyclical nature of our business and to fairly compensate our executives over the commercial construction cycle;

•

Our compensation programs for executive officers deliver a large part of potential total compensation in the form of equity. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executive officers;

•	We have stock ownership guidelines for our executive officers;

•

We closely monitor the compensation programs and pay levels of executive officers at companies of similar size and complexity so that we can ensure that our compensation programs are consistent with market practices;

•	We offer very limited perquisites to our executive officers and do not provide tax reimbursement or “gross-ups” on perquisites;

•	Each of our Named Executive Officers is expected to demonstrate exceptional individual performance in order to continue serving as a member of the executive team;

•	We continue to refine our executive compensation program to reflect evolving executive compensation practices.

We believe that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Apogee’s Named Executive Officers, as disclosed in Apogee’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures.”

This advisory vote on executive compensation is not binding on Apogee, our Compensation Committee or our Board of Directors. However, our Compensation Committee and our Board of Directors will take into account the result of the vote when determining future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct our next advisory vote at our 2013 annual meeting of shareholders.

The Board of Directors recommends you vote FOR adoption of the resolution approving the compensation of our Named Executive Officers described in this proxy statement. Proxies will be voted FOR adoption of the resolution unless otherwise specified.

PROPOSAL 3: APPROVAL OF THE

APOGEE ENTERPRISES, INC. 2012 EXECUTIVE MANAGEMENT INCENTIVE PLAN

We are asking our shareholders to approve our Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan (the “2012 Executive MIP”). Our 2012 Executive MIP is designed to provide cash incentive compensation to executive officers in accordance with Apogee’s pay-for-performance philosophy and to ensure that payments of cash incentive compensation will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code.

Background

Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction to $1,000,000 per year for compensation paid to each of Apogee’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) at the end of Apogee’s fiscal year (each a “Covered Employee”). However, “qualified performance-based compensation” is not subject to this deductibility limit. Our 2012 Executive MIP is designed so that amounts awarded under it can qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. In general, Section 162(m) requires that the amount of compensation be determined and calculated based on pre-established objective performance criteria and awarded under a plan that has been approved by shareholders. Therefore, we are asking our shareholders to approve our 2012 Executive MIP at the annual meeting.

We currently provide “qualified performance-based compensation” pursuant to our shareholder-approved Executive MIP. In accordance with the terms of the Executive MIP, no incentive awards could be granted under the Executive MIP after March 3, 2012. As a result, on April 27, 2012, our Board of Directors adopted, subject to shareholder approval, our 2012 Executive MIP. We are seeking shareholder approval of our 2012 Executive MIP in order to qualify compensation paid under our 2012 Executive MIP as “performance-based compensation,” as defined in Section 162(m) of the Internal Revenue Code. If our 2012 Executive MIP is approved by our shareholders, it will be effective as of March 4, 2012 and all payments under our 2012 Executive MIP will be deductible under Section 162(m) of the Internal Revenue Code for the next five fiscal years (subject to the usual rules concerning reasonable compensation). Our Board of Directors recommends that you vote in favor of this proposal in order to maximize the tax benefits available to us under the Internal Revenue Code. If our 2012 Executive MIP is not approved by our shareholders, it will not take effect and any cash incentive compensation awarded to any Covered Employee after March 3, 2012 may not be fully deductible by the Company under Section 162(m) of the Internal Revenue Code.

Summary of Our 2012 Executive MIP

The following is a summary of the material terms of our 2012 Executive MIP and is qualified in its entirety by reference to the terms of our Executive MIP, a copy of which is attached as Appendix A to this proxy statement.

Purpose

Our 2012 Executive MIP is intended to provide our executive officers with a direct financial incentive to make significant contributions to the achievement of the annual strategic and financial goals of our Company.

Eligibility

Participation in our 2012 Executive MIP is limited to the executive officers of our Company and its affiliates. As of May 2, 2012, we had a total of eight executive officers. The Compensation Committee of our Board of Directors will have discretion to include or exclude any particular executive officer in our 2012 Executive MIP.

Administration

Our 2012 Executive MIP will be administered by our Compensation Committee, which consists solely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. Our Compensation Committee has the authority to determine the amount of bonuses under our 2012 Executive MIP and to establish the terms and conditions of the bonus awards. Our Compensation Committee also has the authority to establish rules for the administration of our 2012 Executive MIP, and its determinations and interpretations are binding on all interested parties. Under our 2012 Executive MIP, our Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any bonuses to participants.

Determination of Bonus Amount; Maximum Bonus

Our 2012 Executive MIP will entitle each participant to receive a bonus payment after the end of a fiscal year if the applicable performance goals for payment of the bonus have been satisfied. No later than 90 days after the beginning of each fiscal year, the Committee establishes a “bonus pool” equal to a percentage (not in excess of 100%) of one or more specific, objective, predetermined performance goals selected by our Compensation Committee from the business criteria listed below. At the time that the Compensation Committee establishes the pool, the likelihood that the Company will achieve any of the performance goals upon which the pool is based must be substantially uncertain.

The performance goals will be based solely on one or more of the following business criteria: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total shareholder return) relative to the proxy comparator group, in both cases as determined pursuant to Item 201(e) of Regulation S-K promulgated under the Exchange Act, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume and change in working capital. The annual performance goals may apply to the individual executive officer, an identifiable business unit of our Company, our Company as a whole, or any combination thereof.

At the time the pool is established, the Compensation Committee will determine a maximum percentage of the pool reserved for each eligible executive officer. The percentage need not be the same for each award recipient, but the aggregate for the group as a whole cannot exceed 100% of the pool. The amount payable under the award will depend on the amount of the performance goal generated by the Company, as well as the achievement of such other conditions as the Compensation Committee may establish in its sole discretion. Our Compensation Committee has complete discretionary authority to reduce the amount of a bonus that otherwise would be payable to any participant under our 2012 Executive MIP.

Bonuses are payable solely in the form of cash. Subject to limitations prescribed by our Compensation Committee, participants will be entitled to elect to defer part or all of an annual bonus payment under our deferred compensation plans. The maximum bonus that may be paid to any participant pursuant to our 2012 Executive MIP in any fiscal year may not exceed $3,000,000.

Term; Amendment; Termination

If approved by our shareholders, our 2012 Executive MIP will be deemed effective as of March 4, 2012, the first day of our fiscal 2013. No payments will be made under our 2012 Executive MIP until after shareholder approval is obtained. Our Compensation Committee may amend, alter or discontinue our 2012 Executive MIP at any time in its sole discretion, except that, without approval of our shareholders, the Committee may not make any amendments or other modifications that, absent approval of the shareholders, would cause any compensation paid pursuant to any award under our 2012 Executive MIP no longer to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. No annual bonus awards may be granted under our 2012 Executive MIP after February 25, 2017.

New Plan Benefits

The amounts that will be received by eligible participants under our 2012 Executive MIP, if our 2012 Executive MIP is approved by shareholders, are not determinable at this time and will be based on the achievement of performance goals established for future performance periods. Annual cash incentive amounts paid under our existing Executive MIP to each of the Covered Employees for fiscal 2012 are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table in this proxy statement. Under our existing Executive MIP, for fiscal 2012, the aggregate annual incentive amount for all current executive officers and one retired executive officer as a group (four persons) was $974,970. Nothing in the terms of our 2012 Executive MIP precludes our Compensation Committee from making payments or granting cash awards outside of our 2012 Executive MIP if our Compensation Committee determines that such payments or awards are consistent with Apogee’s pay-for-performance philosophy and are in the best interests of our Company.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to bonuses that may be paid under our 2012 Executive MIP.

No taxable income should result for any participant at the time the annual performance criteria and formula for determining potential bonus amounts are determined. Bonus payments made to the participants after achievement of the annual performance goals set forth in the agreement will be taxable to the participant as ordinary income. Subject to general tax law considerations concerning reasonable compensation, and assuming that compensation paid under our 2012 Executive MIP will qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we will be entitled to a tax deduction for that same amount at the time a participant recognizes ordinary income.

Equity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of those outstanding options, warrants and rights and the number of shares remaining available for future issuance under our equity compensation plans as of March 3, 2012, the last day of fiscal 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	2,269,409(1)(2)	$17.03(3)	1,300,908(4)
Equity compensation plans not approved by security holders	450,512(5)(6)	$ 8.34	None
Total	2,719,921(7)	$15.30	1,300,908

(1)

Includes shares underlying performance share unit awards granted under our 2009 Stock Incentive Plan, options and stock appreciation rights granted under our Amended and Restated 2002 Omnibus Stock Incentive Plan and options granted under our Amended and Restated 1997 Omnibus Stock Incentive Plan. Dividends accrue on the outstanding performance share units during the three-year performance period but will be paid only on shares earned at the end of the performance period. None of the outstanding stock options or stock appreciation rights has dividend rights attached, nor are they transferable.

(2)

As described further under the heading “Performance Share Unit Awards” on page 40, at the beginning of each fiscal year, performance share units are awarded to plan participants which will vest based on our Company’s performance over a three-year performance period. The performance share units represent the right to receive shares of our common stock at the end of the three-year performance period. Pursuant to SEC rules and the reporting requirements for this table, we have included in this column 452,314 shares underlying the outstanding performance share units at maximum level performance, assuming Apogee performed at the maximum level during the applicable performance periods.

Pursuant to the SEC rules and the reporting requirements for this table, we have not included in this column 367,716 shares of restricted stock that are issued and outstanding. All shares of restricted stock outstanding have dividend rights attached, but none of the shares of restricted stock are transferrable.

(3)	The weighted-average exercise price only includes the 452,314 shares underlying the outstanding performance share units at target level performance.

(4)

Pursuant to SEC Rules and the reporting requirements for this table, of these shares, 61,654 are available for issuance under our Legacy Partnership Plan, 1,018,291 are available for grant under our 2009 Stock Incentive Plan, 113,978 are available for grant under our 2009 Director Stock Plan; no shares are available for grant under our Amended and Restated 2002 Omnibus Stock Incentive Plan or our Amended and Restated 1997 Omnibus Stock Incentive Plan, and 106,985 are available for grant under our Non-Employee Director Deferred Compensation Plan, which no longer contains an employer matching contribution as of January 1, 2010. However, because our Company grants its performance share units at target at the beginning of the three-year performance period, actual shares available for future grant under our 2009 Stock Incentive Plan (assuming performance share units granted at target) is actually 1,310,409.

(5)

Reflects stock options granted to Mr. Puishys on August 22, 2011 pursuant to the terms of his employment agreement with our Company effective as of August 22, 2011. The options will vest in equal annual installments over a three-year period beginning on August 22, 2012.

(6)

Pursuant to SEC rules and reporting requirements for this table, we have not included in this column 155,875 shares of restricted stock that are issued and outstanding. All shares of restricted stock outstanding have dividend rights attached, but none of the shares of restricted stock are transferrable.

(7)

If only the 452,314 shares underlying the outstanding performance share units at target level performance had been included in this column, the number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights as of March 3, 2012 would have been 2,267,607, which aligns with the information reported under Note 11, (Share-Based Compensation) to our fiscal 2012 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2012.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve our 2012 Executive MIP. Proxies will be voted FOR the proposal unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Audit Committee Report

Our Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures) on behalf of our Board, oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, assesses and establishes policies and procedures to manage our financial reporting risk, and assesses our compliance with financial covenants in our debt instruments. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

Our financial statements for the fiscal year ended March 3, 2012 were audited by Deloitte & Touche LLP, an independent registered public accounting firm.

Our Audit Committee has reviewed and discussed our audited financial statements with management and our independent registered public accounting firm. Our Audit Committee has discussed with our independent registered public accounting firm the matters required by the Statement on Auditing Standards No. 61, as amended, as adopted by the U.S. Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, our Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with our Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the firm’s independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 3, 2012, for filing with the SEC.

Audit Committee of the Board of Directors of Apogee

Robert J. Marzec, Chair	John T. Manning
Sara L. Hays	Richard V. Reynolds

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

For fiscal 2012 and 2011, we incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$993,000	$1,037,000
Audit-Related Fees(2)	25,000	343,000
Tax Fees(3)	191,000	399,000
All Other Fees	—	—

Total	$1,209,000	$1,779,000

(1)

Audit fees consisted of audit work performed in preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings for fiscal 2012 and 2011.

(2)	Audit-related fees include fees for audits of our employee benefit plans during fiscal 2012 and audits of our employee benefit plans and due diligence services during fiscal 2011.

(3)	Tax fees for fiscal 2012 and 2011 consisted of $20,000 and $10,000, respectively, for U.S. tax return review, and $171,000 and $389,000, respectively, for research and development tax credit studies.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, our Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of our Audit Committee, who reports any pre-approval decisions to our Audit Committee at its next regularly scheduled meeting.

All of the services provided by our independent registered public accounting firm in fiscal 2012 and 2011, including services related to the audit-related fees and tax fees described above, were approved by our Audit Committee under its pre-approval policy.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 2, 2013, subject to a satisfactory performance evaluation of our fiscal 2012 audit. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal 2003. Deloitte & Touche LLP reports to our Audit Committee.

While it is not required to do so, our Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending March 2, 2013 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, our Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at our 2012 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and to respond to questions.

Our Audit Committee of our Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March  2, 2013. Proxies will be voted FOR the proposal unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Any shareholder wishing to have a proposal considered for inclusion in our proxy statement for the 2013 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the SEC no later than January 9, 2013.

Under our Amended and Restated Bylaws, a shareholder proposal not included in our proxy statement for the 2013 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2013 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated Bylaws, including delivering notice of the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 21, 2013.

ANNUAL REPORT TO SHAREHOLDERS

We have sent to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2012 proxy statement and our Annual Report to Shareholders for the fiscal year ended March 3, 2012, which includes a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 3, 2012. Shareholders who received a paper copy of our 2012 proxy statement were also sent a copy of our Annual Report to Shareholders for the fiscal year ended March 3, 2012. Shareholders who wish to obtain additional copies of our Annual Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Notice of Internet Availability of Proxy Materials or proxy statement and Annual Report to Shareholders for the fiscal year ended March 3, 2012 to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household Apogee notices, proxy statements and annual reports, delivering single copies of such documents to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Notice or proxy statement and annual report, or if you are receiving multiple copies of documents and wish to receive only one, please notify your broker. We will promptly deliver upon written or oral request a separate copy of our Notice, proxy statement and/or Annual Report to Shareholders for the fiscal year ended March 3, 2012 to a shareholder at a shared address to which a single copy of any such document was delivered. For copies of these documents, shareholders should write to our Investor Relations Department at the address listed above, or call (877) 752-3432.

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon General Counsel and Corporate Secretary

Dated: May 8, 2012

Appendix A

APOGEE ENTERPRISES, INC. 2012 EXECUTIVE MANAGEMENT INCENTIVE PLAN

Section 1. Purpose

The purpose of the Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan (the “Plan”) is to provide a direct financial incentive for executive officers of Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), to make a significant contribution to the annual strategic and financial goals of the Company.

Section 2. Establishment of Bonus Pool

The Committee (as defined in Section 3(a)) shall, not later than 90 days after the beginning of each fiscal year of the Company, establish a bonus pool (the “Bonus Pool”) equal to a percentage (not to exceed 100%) of one or more of the following business criteria (“Company Performance Factors”) for the fiscal year for which Annual Bonus Pool Awards are being paid under this Plan. At the time that the Committee establishes the Bonus Pool, the likelihood that the Company will achieve any of the Company Performance Factors upon which the Bonus Pool is based must be substantially uncertain. The following shall constitute the sole Company Performance Factors upon which a Bonus Pool under this Plan shall be based: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total shareholder return) relative to the proxy comparator group, in both cases as determined pursuant to Item 201(e) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume and change in working capital.

The Bonus Pool shall be computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements. For purposes of the foregoing computation, changes in generally accepted accounting principles which occur during a fiscal year shall not be taken into account, and extraordinary items, discontinued operations and restructuring costs, as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied and reported by the Company in the preparation of its financial statements, shall also not be taken into account. The amount of any Bonus Pool may be decreased (but not increased) at any time during a fiscal year by the Committee.

Section 3. Administration

(a) Composition of the Committee. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors, or a sub-committee thereof (the “Committee”). To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee administering the Plan shall be composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(b) Power and Authority of the Committee. The Committee shall have full power and authority, subject to all the applicable provisions of the Plan (including but not limited to the requirements of Section 4(d) of the Plan) and applicable law, to (i) establish, amend, suspend, terminate or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (ii) construe, interpret and administer the Plan and any instrument or agreement relating to, or any Annual Bonus Pool Award (as defined below in Section 4(b)) made under, the Plan, and (iii) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to, or any Annual Bonus Pool Award made under, the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, holders of Annual Bonus Pool Awards, and their legal representatives and beneficiaries, and employees of the Company or of any “Affiliate” of the Company. For purposes of the Plan and any instrument or agreement relating to, or any Annual Bonus Pool Award made under, the Plan, the term “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest, in each case as determined by the Committee in its sole discretion.

(c) Delegation. The Committee may delegate its powers and duties under the Plan to one or more executive officers of the Company or any Affiliate or a committee of such executive officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its power to (i) amend the Plan as provided in Section 10 hereof; (ii) establish a Bonus Pool under Section 2; or (iii) make determinations regarding Performance-Based Awards (as defined below in Section 4(d)).

Section 4. Eligibility and Participation

(a) Eligibility. The Plan is maintained by the Company for its executive officers. In order to be eligible to participate in the Plan, an executive officer of the Company or any of its Affiliates must be selected by the Committee. In determining the executive officers who will participate in the Plan, the Committee may take into account the nature of the services rendered by such executive officers, their present and potential contributions to the success of the Company and such other factors as the Committee, in its sole discretion, shall deem relevant. A director of the Company or of an Affiliate who is not also an employee of the Company or an Affiliate, and all members of the Committee, shall not be eligible to participate in the Plan.

(b) Participation and Awards. For each fiscal year, the Committee shall:

(i) determine the employees eligible to be granted a percentage share of the Bonus Pool (an “Annual Bonus Pool Award”) for the fiscal year; and

(ii) determine the percentage share in the Bonus Pool to be reserved as an Annual Bonus Pool Award to any eligible employee. The sum of such individual percentages shall not exceed 100%.

The percentage share of the Bonus Pool need not be the same with respect to any recipient of an Annual Bonus Pool Award (the “Participant”) or with respect to different Participants. The Committee’s decision to approve an Annual Bonus Pool Award to an employee in any year shall not require the Committee to approve a similar Annual Bonus Pool Award or any Annual Bonus Pool Award at all to that employee or any other employee or person at any future date. The Company and the Committee shall not have any obligation for uniformity of treatment of any person, including, but not limited to, Participants and their legal representatives and beneficiaries and employees of the Company or of any Affiliate of the Company. The Committee retains sole discretion to reduce the amount of any bonus otherwise payable under this Plan. The Annual Bonus Pool Award in a subsequent fiscal year shall not be increased by any portion of the Bonus Pool of a prior fiscal year which has not been paid or credited to or for the benefit of Participants hereunder.

(c) Bonus Pool Award Agreement. Any employee selected for participation by the Committee shall, as a condition of participation, execute and return to the Committee a written agreement setting forth the terms and conditions of the Annual Bonus Pool Award (the “Bonus Pool Award Agreement”). A separate Bonus Pool Award Agreement will be entered into between the Company and each Participant for each Annual Bonus Pool Award.

(d) Qualified Performance-Based Compensation. Notwithstanding any other provision of the Plan to the contrary, with respect to an Annual Bonus Pool Award that is intended to be “qualified performance-based compensation” within the meaning of
Section 162(m) of the Code (hereinafter referred to as a “Performance-Based Award”), the following additional requirements shall apply to all Performance-Based Awards made to any Participant under the Plan:

(i) Any Performance-Based Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the shareholders of the Company at the Company’s 2012 Annual Meeting of Shareholders.

(ii) For a Performance-Based Award, the Committee shall, not later than 90 days after the beginning of each fiscal year of the Company:

(A)	designate all Participants for such fiscal year; and

(B)	determine the percentage share in the Bonus Pool to be reserved as an Annual Bonus Pool Award to any Participant.

(iii) Following the close of each fiscal year and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing as to the computation of the Annual Bonus Pool Award.

(iv) The maximum bonus which may be paid to any Participant pursuant to any Performance-Based Award with respect to any fiscal year shall not exceed $3,000,000.

(e) Employment. In the absence of any specific agreement to the contrary, no Annual Bonus Pool Award to a Participant under the Plan shall affect any right of the Company, or of any Affiliate of the Company, to terminate, with or without cause, the Participant’s employment with the Company or any Affiliate at any time. Neither the establishment of the Plan, nor the granting of any Annual Bonus Pool Award hereunder, shall give any Participant: (i) any rights to remain employed by the Company or any Affiliate; (ii) any benefits not specifically provided for herein or in any Annual Bonus Pool Award granted hereunder; or (iii) any rights to prevent the Company or any Affiliate from modifying, amending or terminating any of its other benefit plans of any nature whatsoever.

Section 5. Annual Bonus Pool Awards

(a) General. The Committee shall determine the amount of the bonus to be paid to a Participant pursuant to each Annual Bonus Pool Award, the time or times when Annual Bonus Pool Awards will be made, and all other terms and conditions of each Annual Bonus Pool Award. Each Annual Bonus Pool Award shall be subject to the terms and conditions of the Plan and the applicable Bonus Pool Award Agreement. Annual Bonus Pool Awards may be granted singly or in combination, or in addition to, in tandem with or in substitution for any grants or rights under any other employee or compensation plan of the Company or of any Affiliate. Bonus Pool Award Agreements may provide that more or less than 100% of the target Annual Bonus Pool Award granted thereunder may be earned upon satisfaction of the conditions provided for therein, subject to the terms and conditions of the Plan. All or part of an Annual Bonus Pool Award may be subject to conditions and forfeiture provisions established by the Committee and set forth in the Bonus Pool Award Agreement, which may include, but are not limited to, continuous service with the Company or an Affiliate.

(b) Payment of Annual Bonus Pool Awards. Any bonus paid pursuant to an Annual Bonus Pool Award shall be paid solely in the form of cash. Payment of any such bonuses may be made, subject to any deferred compensation election which may be permitted pursuant to any deferred compensation plan, at such times, with such restrictions and conditions as the Committee, in its sole discretion, may determine at the time of grant of the Annual Bonus Pool Awards.

(c) Discretionary Reduction. The Committee shall retain sole and full discretion to reduce, in whole or in part, the amount of any award otherwise payable to any Participant under this Plan.

Section 6. Termination of Employment

Each Bonus Pool Award Agreement shall include provisions governing the disposition of an Annual Bonus Pool Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the Company or an Affiliate.

Section 7. Nontransferability

Except as otherwise determined by the Committee or set forth in the applicable Bonus Pool Award Agreement, no right under any Annual Bonus Pool Award shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved.

Section 8. Taxes

In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Company may take such action, and may require a Participant to take such action, as it deems appropriate to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

Section 9. Effective Date of the Plan

The Plan shall be submitted for approval by the shareholders of the Company at the 2012 Annual Meeting of Shareholders to be held on June 21, 2012, and the Plan shall be effective as of March 4, 2012 (the first day of the Company’s 2013 fiscal year), subject to its approval by the shareholders of the Company. No payments shall be made pursuant to such Plan until after the Plan has been approved by the shareholders of the Company.

Section 10. Amendment and Termination

(a) Term of Plan. Unless the Plan shall have been discontinued or terminated as provided in Section 10(b) hereof, no Annual Bonus Pool Awards shall be granted under the Plan after February 25, 2017, and no Annual Bonus Pool Awards shall be paid except with respect to the Company’s fiscal year ending not later than March 3, 2018. No Annual Bonus Pool Awards may be granted after such termination, but termination of the Plan shall not alter or impair any rights or obligations under any Annual Bonus Pool Award theretofore granted (including the payment of such Annual Bonus Pool Award within the time period permitted by the Code, as the same may be amended from time to time), without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided in the Bonus Pool Award Agreement.

(b) Amendments to and Termination of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or a Bonus Pool Award Agreement, the Committee may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that notwithstanding any other provision of the Plan or any Bonus Pool Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would cause any compensation paid pursuant to any Performance-Based Award granted pursuant to the Plan no longer to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(c) Correction of Defects, Omissions and Inconsistencies. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or a Bonus Pool Award Agreement, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Annual Bonus Pool Award or any Bonus Pool Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 11. Miscellaneous

(a) Governing Law. The Plan and any Bonus Pool Award Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Minnesota.

(b) Severability. If any provision of the Plan, any Annual Bonus Pool Award or any Bonus Pool Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, any Annual Bonus Pool Award or any Bonus Pool Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, the Annual Bonus Pool Award or the Bonus Pool Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, any such Annual Bonus Pool Award or any such Bonus Pool Award Agreement shall remain in full force and effect.

(c) No Trust or Fund Created. Neither the Plan nor any Annual Bonus Pool Award or Bonus Pool Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Annual Bonus Pool Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Affiliate.

(d) Nature of Payments. Any and all cash payments pursuant to any Annual Bonus Pool Award granted hereunder shall constitute special incentive payments to the Participant, and such payments shall not be taken into account in computing the amount of the Participant’s salary or compensation for purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any Affiliate or (ii) any agreement between the Company (or any Affiliate) and the Participant, except to the extent that such plan or agreement expressly provides to the contrary.

(e) Headings. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 21, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH F. PUISHYS, JAMES S. PORTER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on May 2, 2012, at the Annual Meeting of Shareholders of Apogee to be held on June 21, 2012, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), as the Plan Administrator, to authorize Broadridge Financial Solutions, Inc. as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Proxy Agent cannot vote the shares unless it receives timely direction from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs Principal Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction by 12:00 P.M. Eastern Time on June 19, 2012 in the same proportion as directed shares are voted, unless contrary to ERISA or unless contrary to applicable law.

Continued and to be signed on reverse side

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

4400 West 78th Street Suite 520 Minneapolis, MN 55435

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                  KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors		☐	☐	☐
Nominees
01	BERNARD P. ALDRICH 02 JOHN T. MANNING 03 JOSEPH F. PUISHYS 04 SARA L. HAYS
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
								For	Against	Abstain
2	ADVISORY APPROVAL OF APOGEE’S EXECUTIVE COMPENSATION.							☐	☐	☐
3	APPROVAL OF THE APOGEE ENTERPRISES, INC. 2012 EXECUTIVE MANAGEMENT INCENTIVE PLAN.							☐	☐	☐
4	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 2, 2013.							☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 21, 2012

Meeting Information
Meeting Type: Annual Meeting
APOGEE ENTERPRISES, INC.	For holders as of: May 02, 2012
	Date: June 21, 2012	Time: 9:30 AM CDT
Location: Apogee Enterprises, Inc.
4400 West 78th Street
Suite 520 Minneapolis, MN 55435

4400 West 78th Street Suite 520 Minneapolis, MN 55435	You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

  1. Annual Report             2. Notice & Proxy Statement

  How to View Online:

  Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

  How to Request and Receive a PAPER or E-MAIL Copy:

  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a   copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:            sendmaterial@proxyvote.com

  *     If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

  Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
  Please make the request as instructed above on or before June 07, 2012 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

  Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

  Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

  Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
Nominees
01 BERNARD P. ALDRICH 02 JOHN T. MANNING 03 JOSEPH F. PUISHYS 04 SARA L. HAYS

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2	ADVISORY APPROVAL OF APOGEE’S EXECUTIVE COMPENSATION.

3	APPROVAL OF THE APOGEE ENTERPRISES, INC. 2012 EXECUTIVE MANAGEMENT INCENTIVE PLAN.

4	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 2, 2013.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

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